As Filed with the Securities and Exchange Commission on April 25, 2002
                                                              File No. 333-59765
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ---------------------------------


                   POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-1

                                   ON FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

         ---------------------------------------------------------------


                          LINCOLN BENEFIT LIFE COMPANY
             (Exact name of Registrant as Specified in its Charter)
         Nebraska                          6300                        470221457
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                     2940 South 84th St., Lincoln, NE 68506
                                 1-800-525-9287
              (Address of registrant's principal executive offices)


                                WILLIAM F. EMMONS
                          LINCOLN BENEFIT LIFE COMPANY
                               2940 South 84th St.
                             LINCOLN, NEBRASKA 68506
                                 1/800-525-9287
                           (Name of agent for service)
         ---------------------------------------------------------------
                                    Copy to:
                               JOAN E. BOROS, ESQ.
                           CHRISTOPHER S. PETITO, ESQ.
                                 Jorden Burt LLP
                        1025 Thomas Jefferson Street N.W.
                                 Suite 400 East
                          Washington, D. C. 20007-0805
           ---------------------------------------------------------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / X /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         Calculation of Registration Fee

     --------------------------------- -------------------- ----------------------- ------------------------- ------------------
          Title of Each Class of          Amount to be         Proposed Maximum         Proposed Maximum          Amount to
       Securities to be Registered         Registered         Offering Price Per    Aggregate Offering Price  Registration Fee
                                                                     Unit
     Market Value Adjusted Interest
     under Individual Flexible
     Premium
     Deferred Variable Annuity
     Contracts. . . . . . . . . . .             *                     *                        *                      *
     . . .
     --------------------------------- -------------------- ----------------------- ------------------------- ------------------


* These Contracts are not issued in predetermined amounts or units. A maximum aggregate offering price of $25,000,000 was previously registered. No additional amount of securities is being registered by this post-effective amendment to the registration statement.

                              CROSS REFERENCE SHEET
                    (Pursuant to Regulation S-K, Item 501(b)

Form S-1 Item No. And Caption                                          Caption in Prospectus
-----------------------------------------                              -----------------------------------------
1.  Forepart of the Registration Statement and
         Outside Front Cover Page of Prospectus. . . . . .             Facing Page and Outside Front Cover Page of Prospectus
2.  Inside Front and Outside Back Cover Pages
         of Prospectus. . . . . . . . . . . . . . . . . . . . . . . . .Table of Contents

3.  Summary Information, Risk Factors and Ratio
         of Earnings to Fixed Charges. . . . . . . . . . . . . . .     Questions and Answers about
                                                                       Your Contract; Not Applicable as to Ratio of Earnings to
                                                                       Fixed Charges

4.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . .Allocation of Purchase
                                                                       Payments; The Investment and Fixed Account Options; Lincoln
                                                                       Benefit Life Company; Investments by Lincoln Benefit

5.  Determination of Offering Price. . . . . . . . . . . . . . . . . . Not Applicable

6.  Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Not Applicable

7.  Selling Security Holders. . . . . . . . . . . . . . . . . . . . . .Not Applicable

8.  Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . .Distribution of Contracts

9.  Description of Securities to be Registered. . . . . . . . . .      Questions and Answers about
                                                                       your Contract; Description of the Contracts; Annuity
                                                                       Benefits; Other Contract Benefits; Contract Charges

10.  Interests of Named Experts and Counsel . . . . . . . . .          Experts; Legal Matters

11.  Information with respect to Registrant. . . . . . . . . . . .     Taxes; Description of Lincoln
                                                                       Benefit Life Company and the Separate Account; Legal
                                                                       Proceedings; Financial Statements

12.  Disclosure of Commission Position on
         Indemnification for Securities Act Liability. . . . . .       Part II, Item 17.


                    CONSULTANT I VARIABLE ANNUITY PROSPECTUS

                                FLEXIBLE PREMIUM
                 INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS
                                    ISSUED BY
                          Lincoln Benefit Life Company
                               IN CONNECTION WITH
                  LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT
            STREET ADDRESS: 2940 SOUTH 84TH STREET, LINCOLN, NE 68506
            MAILING ADDRESS: P. O. BOX 82532, LINCOLN, NE 68501-2532

                        Telephone Number: 1-800-865-5237


The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may purchase it on either a tax qualified or non-tax qualified basis.


         Because this is a flexible premium annuity contract, you may pay multiple premiums. We allocate your premium to the investment options under the Contract and our Fixed Account in the proportions that you choose. The Contract currently offers fifty-three investment options, each of which is a Subaccount of the Lincoln Benefit Life Variable Annuity Account ("Separate Account"). Each Subaccount invests exclusively in shares of one of the following Portfolios:

The Alger American Fund:
         Growth Portfolio
         Income and Growth Portfolio
         Leveraged AllCap Portfolio
         MidCap Growth Portfolio
         Small Capitalization Portfolio

Federated Insurance Series:
         Fund for U.S. Government Securities II
         High Income Bond Fund II
         Utility Fund II

Fidelity Variable Insurance Products Fund:
         Asset Manager Portfolio - Initial Class
         Contrafund Portfolio - Initial Class
         Equity-Income Portfolio - Initial Class
         Growth Portfolio - Initial Class
         Index 500 Portfolio - Initial Class
         Money Market Portfolio - Initial Class
         Overseas Portfolio - Initial Class

Janus Aspen Series:
         Aggressive Growth Portfolio:  Institutional Shares
         Balanced Portfolio:  Institutional Shares
         Flexible Income Portfolio:  Institutional Shares
         Global Value Portfolio:  Service Shares
         Growth Portfolio:  Institutional Shares
         Worldwide Growth Portfolio:  Institutional Shares

LSA Variable Series Trust:
         Balanced Fund
         Basic Value Fund
         Diversified Mid-Cap Fund
         Emerging Growth Equity Fund
         Mid Cap Value Fund
         Value Equity Fund

MFS Variable Insurance Trust:
         Emerging Growth Series - Initial Class
         Investors Trust Series - Initial Class
         New Discovery Series - Initial Class
         Research Series - Initial Class
         Total Return Series - Initial Class

OCC Accumulation Trust:
         Science and Technology Portfolio
         Small Cap Portfolio

Oppenheimer Variable Account Funds:
         Main Street Small Cap Fund/VA - Service Shares

PIMCO Variable Insurance Trust:
         Foreign Bond Portfolio
         Total Return Portfolio

Putnam Variable Trust:
         International Growth and Income Fund - Class 1B

Scudder Variable Series I:
         Balanced Portfolio
         Bond Portfolio
         Global Discovery Portfolio
         Growth and Income Portfolio
         International Portfolio

STI Classic Variable Trust:
         Capital Appreciation
         International Equity
         Value Income Stock

Strong Opportunity Fund II, Inc.:
         Opportunity Fund II

Strong Variable Insurance Funds, Inc.:
         MidCap Growth Fund II

T. Rowe Price Equity Series, Inc.:
         Equity Income Portfolio
         Mid-Cap Growth Portfolio
         New America Growth Portfolio

T. Rowe Price International Series, Inc.:
         International Stock Portfolio

Van Kampen Life Investment Trust:
         Growth and Income Portfolio, Class II



         Some of the portfolios described in this Prospectus may not be available in your Contract. We may make available other investment options in the future.

         You may not purchase a Contract if either you or the Annuitant are 90 years old or older before we receive your application.

         Your Contract Value will vary daily as a function of the investment performance of the Subaccounts to which you have allocated Purchase Payments and any interest credited to the Fixed Account. We do not guarantee any minimum Contract Value for amounts allocated to the Subaccounts. Benefits provided by this Contract, when based on the Fixed Account, are subject to a Market Value Adjustment, which may result in an upwards or downwards adjustment in withdrawal benefits, death benefits, settlement values, transfers to the Subaccounts.

         In certain states the Contract may be offered as a group contract with individual ownership represented by Certificates. The discussion of Contracts in this prospectus applies equally to Certificates under group contracts, unless the content specifies otherwise.

         This prospectus sets forth the information you ought to know about the Contract. You should read it before investing and keep it for future reference.


         We have filed a Statement of Additional Information with the Securities and Exchange Commission ("SEC"). The current Statement of Additional Information is dated May 1, 2002. The information in the Statement of Additional Information is incorporated by reference in this


(continued on next page)

         The Securities and Exchange Commission has not Approved or Disapproved these Securities nor has it Passed on the Accuracy or the Adequacy of this Prospectus. Any Representation to the Contrary is a Criminal Offense.


                   The Date of this Prospectus is May 1, 2002.

Prospectus. You can obtain a free copy by writing us or calling us at the telephone number given above. The Table of Contents of the Statement of Additional Information appears on page [ ] of this prospectus.

         At least once each year we will send you an annual statement. The annual statement details values and specific information for your Contract. It does not contain our financial statements. Our financial statements are set forth in the Statement of Additional Information. Lincoln Benefit will file annual and quarterly reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can obtain copies of these documents by writing to the SEC and paying a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information as to the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

         This Prospectus is Valid Only if Accompanied or Preceded by Current Prospectuses for the Portfolios Listed Above. If Any of These Prospectuses is Missing or Outdated, Please Contact Us and We Will Send You the Prospectus You Need.

Please Read This Prospectus Carefully and Retain It for Your Future Reference.

                                TABLE OF CONTENTS



DEFINITIONS...................................................................
FEE TABLES....................................................................
EXAMPLES......................................................................
EXPLANATION OF FEE TABLES AND EXAMPLES........................................
QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT.....................................
CONDENSED FINANCIAL INFORMATION...............................................
DESCRIPTION OF THE CONTRACTS..................................................
Summary.......................................................................
Contract Owner................................................................
Annuitant.....................................................................
Modification of the Contract..................................................
Assignment....................................................................
Free Look Period..............................................................
PURCHASES AND CONTRACT VALUE..................................................
Minimum Purchase Payment......................................................
Automatic Payment Plan........................................................
Allocation of Purchase Payments...............................................
Contract Value................................................................
Separate Account Accumulation Unit Value......................................
Transfer During Accumulation Period...........................................
Transfers Authorized by Telephone.............................................
Excessive Trading Limits......................................................
Automatic Dollar Cost Averaging Program.......................................
Portfolio Rebalancing.........................................................
THE INVESTMENT AND FIXED ACCOUNT OPTIONS......................................
Separate Account Investments..................................................
The Portfolios................................................................
Voting Rights.................................................................
Additions, Deletions, and Substitutions of Securities.........................
The Fixed Account.............................................................
General.......................................................................
Guaranteed Maturity Fixed Account Option......................................
Market Value Adjustment.......................................................
Dollar Cost Averaging Fixed Account Option....................................
ANNUITY BENEFITS..............................................................
Annuity Date..................................................................
Annuity Options...............................................................
Other Options.................................................................
Annuity Payments: General.....................................................
Variable Annuity Payments.....................................................
Fixed Annuity Payments........................................................
Transfers During Annuity Period...............................................
Death Benefit During Annuity Period...........................................
Certain Employee Benefit Plans................................................
OTHER CONTRACT BENEFITS.......................................................
Death Benefit.................................................................
Enhanced Death Benefit Rider..................................................
Enhanced Income Benefit Rider.................................................
Enhanced Death and Income Benefit Rider II....................................
Enhanced Death and Income Benefit Rider.......................................
Beneficiary...................................................................
Contract Loans for 401(a), 401(k), and 403(b) Contracts.......................
Withdrawals (Redemptions).....................................................


Systematic Withdrawal Program.................................................
ERISA Plans...................................................................
Minimum Contract Value........................................................
CONTRACT CHARGES..............................................................
Mortality and Expense Risk Charge.............................................
Administrative Charges........................................................
Contract Maintenance Charge...................................................
Administrative Expense Charge.................................................
Transfer Fee..................................................................
Sales Charges.................................................................
Withdrawal Charge.............................................................
Free Withdrawal...............................................................
Waiver Benefits...............................................................
General.......................................................................
Confinement Waiver Benefit....................................................
Terminal Illness Waiver Benefit...............................................
Unemployment Waiver Benefit...................................................
Waiver of Withdrawal Charge for Certain Qualified Plan Withdrawals............
Premium Taxes.................................................................
Deduction for Separate Account Income Taxes...................................
Other Expenses................................................................
FEDERAL TAX MATTERS...........................................................
Taxation of Lincoln Benefit Life Company......................................
Taxation of Annuities in General..............................................
Tax Qualified Contracts.......................................................

DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT..........
Lincoln Benefit Life Company..................................................
Separate Account..............................................................
State Regulation of Lincoln Benefit...........................................
Financial Statements..........................................................
ADMINISTRATION................................................................
MARKET TIMING AND ASSET ALLOCATION SERVICES...................................
DISTRIBUTION OF CONTRACTS.....................................................
LEGAL PROCEEDINGS.............................................................
LEGAL MATTERS.................................................................
ANNUAL REPORTS AND OTHER DOCUMENTS............................................
REGISTRATION STATEMENT........................................................
APPENDIX A ACCUMULATION UNIT VALUES...........................................
APPENDIX B PORTFOLIOS AND PERFORMANCE DATA....................................
APPENDIX C ILLUSTRATION OF A MARKET VALUE ADJUSTMENT..........................


THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                   DEFINITIONS



         Please refer to this list for the meaning of the following terms:

Accumulation Period - The period, beginning on the Issue Date, during which Contract Value builds up under your Contract.

Accumulation Unit - A unit of measurement which we use to calculate Contract Value.

Annuitant - The natural person on whose life the annuity benefits under a Contract are based.

Annuitization - The process to begin annuity payments under the Contract.

Annuitized Value - The Contract Value adjusted by any applicable Market Value Adjustment and less any applicable taxes.

Annuity Date - The date on which annuity payments are scheduled to begin.

Annuity Period - The period during which annuity payments are paid. The Annuity Period begins on the Annuity Date.

Annuity Unit - A unit of measurement which we use to calculate the amount of Variable Annuity payments.

Beneficiary(ies) - The person(s) designated to receive any death benefits under the Contract.

Company ("We," "Us," "Our," "Lincoln Benefit") -  Lincoln Benefit Life Company.

Contract Anniversary -  Each anniversary of the Issue Date.

Contract Owner ("You") - The person(s) having the privileges of ownership defined in the Contract. If your Contract is issued as part of a retirement plan, your ownership privileges may be modified by the plan.


Contract Value - The sum of the values of your investment in the Subaccounts of the Separate Account and the Fixed Account.


Contract Year - Each twelve-month period beginning on the Issue Date and each Contract Anniversary.

Contribution Year - Each twelve-month period beginning on the date a Purchase Payment is allocated to a Subaccount, or each anniversary of that date.

Fixed Account - The portion of the Contract Value allocated to our general account.

Fixed Annuity - A series of annuity payments that are fixed in amount.

Guarantee Periods - A period of years for which we have guaranteed a specific effective annual interest rate on an amount allocated to the Fixed Account.

Issue Date - The date when the Contract becomes effective.

Latest Annuity Date - The latest date by which you must begin annuity payments under the Contract.

Loan Account - An account established for amounts transferred from the Subaccounts or the Fixed Account as security for outstanding Contract loans.

Market Value Adjustment - An amount added to or subtracted from certain transactions involving your interest in the Fixed Account, to reflect the impact of changing interest rates.

Net Investment Factor - The factor used to determine the value of an Accumulation Unit and Annuity Unit in any Valuation Period. We determine the Net Investment Factor separately for each Subaccount.

Non-Qualified Plan - A retirement plan which does not receive special tax treatment under Sections 401, 403(b), 408, 408A or 457 of the Tax Code.

Portfolio(s) - The underlying mutual funds in which the Subaccounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

Purchase Payments - Amounts paid to us as premium for the Contract by you or on your behalf.

Qualified Plan - A retirement plan which receives special tax treatment under Sections 401, 403(b), 408 or 408A of the Tax Code or a deferred compensation plan for a state and local government or another tax exempt organization under
Section 457 of the Tax Code.

Separate Account - The Lincoln Benefit Life Variable Annuity Account, which is a segregated investment account of the Company.

Subaccount - A subdivision of the Separate Account, which invests wholly in shares of one of the Portfolios.

Surrender Value - The amount paid upon complete surrender of the Contract, equal to the Contract Value, less any applicable premium taxes, Withdrawal Charge, and the contract maintenance charge and increased or decreased by any Market Value Adjustment.

Tax Code -  The Internal Revenue Code of 1986, as amended.

Treasury Rate - The U.S. Treasury Note Constant Maturity Yield for the preceding week as reported in Federal Reserve Bulletin Release H.15.

Valuation Date - Each day the New York Stock Exchange is open for business.

Valuation Period - The period of time over which we determine the change in the value of the Subaccounts in order to price Accumulation Units and Annuity Units. Each Valuation Period begins at the close of normal trading on the New York Stock Exchange ("NYSE") currently 4:00 p.m. Eastern time on each Valuation Date and ends at the close of the NYSE on the next Valuation Date.

Variable Annuity - A series of annuity payments that vary in amount based on changes in the value of the Subaccounts to which your Contract Value has been allocated.

Withdrawal Charge - The contingent deferred sales charge that may be required upon some withdrawals.

                                   FEE TABLES

Contract Owner Transaction Expenses

Contingent Deferred Sales Charge - Withdrawal Charge (as a percentage of Purchase Payments)


         CONTRIBUTION YEAR                  APPLICABLE CHARGE

                1-2                                7%
                3-4                                6%
                 5                                 5%
                 6                                 4%
                 7                                 3%
                8+                                 0%



ANNUAL CONTRACT MAINTENANCE CHARGE.................................................................       $35.00
TRANSFER FEE (Applies solely to the second and subsequent transfers within a calendar month. We are
  currently waiving the transfer fee)..............................................................       $10.00
SEPARATE ACCOUNT EXPENSES (AS A PERCENTAGE OF DAILY NET ASSET VALUE DEDUCTED FROM EACH OF THE
  SUBACCOUNTS OF THE SEPARATE ACCOUNT)



Base Contract (without optional riders)



Mortality and Expense Risk Charge...................................................................       1.15%
Administrative Expense Charge.......................................................................       0.10%

Total Separate Account Annual Expenses..............................................................       1.25%


Base Contract (with Enhanced Death Benefit Rider)

Mortality and Expense Risk Charge..................................................................        1.35%
Administrative Expense Charge......................................................................        0.10%

Total Separate Account Annual Expenses.............................................................        1.45%

Base Contract (with Enhanced Income Benefit Rider)

Mortality and Expense Risk Charge..................................................................        1.50%
Administrative Expense Charge......................................................................        0.10%

Total Separate Account Annual Expenses.............................................................        1.60%

Base Contract (with Enhanced Death and Income Benefit Riders)

Mortality and Expense Risk Charge..................................................................        1.55%
Administrative Expense Charge......................................................................        0.10%

Total Separate Account Annual Expenses.............................................................        1.65%

Base Contract (with Enhanced Death and Income Benefit Riders II)

Mortality and Expense Risk Charge..................................................................        1.70%
Administrative Expense Charge......................................................................        0.10%

Total Separate Account Annual Expenses.............................................................        1.80%




                            PORTFOLIO ANNUAL EXPENSES

 (After contractual reductions and reimbursements as indicated in the footnotes)
            (as a percentage of Portfolio average daily net assets)1



                                                                                                                       Total
                                                                      Management     Rule 12b-1   Other Expenses     Portfolio
Portfolio                                                                Fees           Fees                      Annual Expenses
-------------------------------------------------------------------- -------------- ------------- --------------- ----------------

Alger American Growth Portfolio                                          0.75%          N/A           0.06%            0.81%
Alger American Income & Growth Portfolio                                0.625%          N/A           0.095%           0.72%
Alger American Leveraged AllCap Portfolio                                0.85%          N/A           0.07%            0.92%
Alger American MidCap Growth Portfolio                                   0.80%          N/A           0.08%            0.88%
Alger American Small Capitalization Portfolio                            0.85%          N/A           0.07%            0.92%
Federated Fund for U.S. Government Securities II (2)                     0.85%          N/A           0.14%            0.99%
Federated High Income Bond Fund II (2)                                   0.85%          N/A           0.16%            1.01%
Federated Utility Fund II (2)                                            1.00%          N/A           0.17%            1.17%
Fidelity VIP Asset Manager Portfolio - Initial Class (3)                 0.53%          N/A           0.11%            0.64%
Fidelity VIP Contrafund Portfolio - Initial Class (3)                    0.58%          N/A           0.10%            0.68%
Fidelity VIP Equity-Income Portfolio - Initial Class (3)                 0.48%          N/A           0.10%            0.58%
Fidelity VIP Growth Portfolio - Initial Class (3)                        0.58%          N/A           0.10%            0.68%
Fidelity VIP Index 500 Portfolio - Initial Class (4)                     0.24%          N/A           0.11%            0.35%
Fidelity VIP Money Market Portfolio - Initial Class                      0.18%          N/A           0.10%            0.28%
Fidelity VIP Overseas Portfolio - Initial Class (3)                      0.73%          N/A           0.19%            0.92%
Janus Aspen Series Aggressive Growth Portfolio: Institutional            0.65%          N/A           0.02%            0.67%
Shares
Janus Aspen Series Balanced Portfolio: Institutional Shares              0.65%          N/A           0.01%            0.66%
Janus Aspen Series Flexible Income Portfolio: Institutional Shares       0.64%          N/A           0.03%            0.67%
Janus Aspen Series Global Value Portfolio: Service Shares (5)            0.00%         0.25%          1.25%            1.50%
Janus Aspen Series Growth Portfolio: Institutional Shares                0.65%          N/A           0.01%            0.66%
Janus Aspen Series Worldwide Growth Portfolio: Institutional             0.65%          N/A           0.04%            0.69%
Shares
LSA Balanced Fund (6)                                                    0.80%          N/A           0.30%            1.10%
LSA Basic Value Fund (7)                                                 0.90%          N/A           0.30%            1.20%
LSA Diversified Mid-Cap Fund (7)                                         0.90%          N/A           0.30%            1.20%
LSA Emerging Growth Equity Fund (6)                                      1.05%          N/A           0.30%            1.35%
LSA Mid Cap Value Fund (7)                                               0.85%          N/A           0.30%            1.15%
LSA Value Equity Fund (6)                                                0.80%          N/A           0.30%            1.10%
MFS Emerging Growth Series - Initial Class (8)                           0.75%          N/A           0.12%            0.87%
MFS Investors Trust Series - Initial Class (8)                           0.75%          N/A           0.15%            0.90%
MFS New Discovery Series - Initial Class (8, 9)                          0.90%          N/A           0.16%            1.06%
MFS Research Series - Initial Class (8)                                  0.75%          N/A           0.15%            0.90%
MFS Total Return Series - Initial Class (8)                              0.75%          N/A           0.14%            0.89%
OCC Science and Technology Portfolio (10 ,11)                            0.00%          N/A           1.05%            1.05%
OCC Small Cap Portfolio                                                  0.80%          N/A           0.10%            0.90%
Oppenheimer Main Street Small Cap Fund/VA - Service Class                0.75%         0.15%          0.29%            1.19%
PIMCO Foreign Bond Portfolio (12)                                        0.25%          N/A           0.66%            0.91%
PIMCO Total Return Portfolio (12, 13)                                    0.25%          N/A           0.41%            0.66%
Putnam VT International Growth and Income Fund - Class IB (14)           0.80%         0.25%          0.18%            1.23%
Scudder SVSI Balanced Portfolio                                          0.48%          N/A           0.08%            0.56%
Scudder SVSI Bond Portfolio                                              0.48%          N/A           0.09%            0.57%
Scudder SVSI Global Discovery Portfolio (15)                             0.98%          N/A           0.24%            1.22%
Scudder SVSI Growth and Income Portfolio                                 0.48%          N/A           0.08%            0.56%
Scudder SVSI International Portfolio                                     0.84%          N/A           0.16%            1.00%
STI Capital Appreciation Fund (16)                                       1.15%          N/A           0.29%            1.44%
STI International Equity Fund (16)                                       1.25%          N/A           1.07%            2.32%
STI Value Income Stock Fund (16)                                         0.80%          N/A           0.32%            1.12%
Strong Mid Cap Growth Fund II (17, 18)                                   0.92%          N/A           0.47%            1.39%
Strong Opportunity Fund II (17, 18)                                      1.00%          N/A           0.38%            1.38%
T. Rowe Price Equity Income Portfolio                                    0.85%          N/A           0.00%            0.85%
T. Rowe Price International Stock Portfolio                              1.05%          N/A           0.00%            1.05%
T. Rowe Price Mid-Cap Growth Portfolio                                   0.85%          N/A           0.00%            0.85%
T. Rowe Price New America Growth Portfolio                               0.85%          N/A           0.00%            0.85%
Van Kampen LIT Growth and Income Portfolio, Class II                     0.60%         0.25%          0.15%            1.00%


1. Figures shown in the Table are for the year ended December 31, 2001 (except as otherwise noted).

2. Although not contractually obligated to do so, the shareholder services provider waived its fee during the fiscal year ended December 31, 2001. Additionally, the shareholder services provider has no present intention of charging its fee during the year ending December 31, 2002. "Total Portfolio Annual Expenses" listed in the table above reflect gross ratios prior to any voluntary waivers/reimbursements of expenses. Had this fee reduction been taken into account, "Total Portfolio Annual Expenses" would have been lower and would equal 0.74% for Fund for U.S. Government Securities II, 0.76% for High Income Bond Fund II and 0.92% for Utility Fund II.

3. Actual "Total Portfolio Annual Expenses" were lower because a portion of the brokerage commissions that the Portfolios paid was used to reduce the Portfolios' expenses. In addition, through arrangements with the Portfolios' custodian, credits realized as a result of uninvested cash balances are used to reduce a portion of the Portfolios' custodian expenses. These offsets may be discontinued at any time. Had these offsets been taken into account, "Total Portfolio Annual Expenses" would have been 0.63% for Asset Manager Portfolio, 0.64% for Contrafund Portfolio, 0.57% for Equity-Income Portfolio, 0.65% for Growth Portfolio, and 0.87% for Overseas Portfolio.

4. The Portfolio's manager has voluntarily agreed to reimburse expenses to the extent that "Total Portfolio Annual Expenses" (excluding interest, taxes, certain securities lending costs, brokerage commissions and extraordinary expenses) exceed 0.28%. This arrangement can be discontinued by the Portfolio manager at any time. Including this reimbursement, the "Management Fees", "Other Expenses" and "Total Portfolio Annual Expenses" in 2001 were 0.24%, 0.04% and 0.28%, respectively.

5. Portfolio expenses include expense waivers. Waivers are first applied against "Management Fees" and then against "Other Expenses", and will continue until at least the next annual renewal of the advisory agreements (June 2003). Had these waivers not been in effect, "Management Fees", "Rule 12b-1 Fees", " Other Expenses" and "Total Portfolio Annual Expenses" would have been 0.65%, 0.25%, 2.72% and 3.62%, respectively. "Total Portfolio Annual Expenses" are shown without the effect of any expense offset arrangements.

6. Under an expense limitation agreement ("Agreement"), the manager has agreed to reduce its fees or reimburse the Portfolio for expenses incurred above certain limits. Currently, this limit is set so that the Portfolio will not incur expenses (including interest, taxes, brokerage commissions and extraordinary expenses) that exceed the amount of its management fee plus 0.30% of its average daily net assets. Without these fee reductions or expense reimbursements, "Other Expenses" and "Total Portfolio Annual Expenses" for the period ending December 31, 2001 were 2.15% and 2.95% for LSA Balanced Fund, 3.05% and 4.10% for Emerging Growth Equity Fund and 2.10% and 2.90% for LSA Value Equity Fund, respectively. These reductions and reimbursements will remain in effect until at least April 30, 2003. Under certain circumstances, the Agreement provides that, commencing May 1, 2002 and continuing for three years thereafter, the manager may recoup a certain amount of its fee reductions and reimbursements. The total amount of reimbursement, if any, paid in any year to the manager may not, however, cause "Total Portfolio Annual Expenses" to exceed the percentages listed in the table.

7. Figures shown are based on estimates for the current fiscal year. Under an expense limitation agreement ("Agreement"), the manager has agreed to reduce its fees or reimburse the Portfolio for expenses incurred above certain limits. Currently, this limit is set so that the Portfolio will not incur expenses (including interest, taxes, brokerage commissions and extraordinary expenses) that exceed the amount of its management fee plus 0.30% of its average daily net assets. Without these fee reductions or expense reimbursements, "Other Expenses" and "Total Portfolio Annual Expenses" for 2002 are expected to be 6.50% and 7.40% for LSA Basic Value Fund, 6.29% and 7.19% for LSA Diversified Mid-Cap Fund and 6.33% and 7.18% for LSA Mid Cap Value Fund, respectively. These reductions and reimbursements will remain in effect until at least April 30, 2003. Under certain circumstances, the Agreement provides that, commencing June 1, 2002 and continuing for three years thereafter, the manager may recoup a certain amount of its fee reductions and reimbursements. The total amount of reimbursement, if any, paid in any year to the manager may not, however, cause "Total Portfolio Annual Expenses" to exceed the percentages listed in the table.

8. Each Portfolio has an expense offset arrangement which reduces the Portfolios' custodian fee based upon the amount of cash maintained by the Portfolio with its custodian and dividend disbursing agent. Each Portfolio may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the Portfolios' expenses. "Other Expenses" do not take these expense reductions into account, and are therefore higher than the actual expenses of the Portfolios. Had these fee reductions been taken into account, "Total Portfolio Annual Expenses" would have been lower and would equal 0.86% for Emerging Growth Series, 0.89% for Investors Trust Series, 1.05% for New Discovery Series, 0.89% for Research Series and 0.88% for Total Return Series.

9. MFS has contractually agreed, subject to reimbursement, to bear expenses for the Portfolio such that "Other Expenses" (after taking into account the expense offset arrangement described in note 8 above), do not exceed 0.15% of the average daily net assets of the Portfolios during the current fiscal year. Without this reimbursement arrangement and the offset arrangement described in footnote 8, "Total Portfolio Annual Expenses" would have been 1.09%. These contractual fee arrangements will continue at least until May 1, 2003.

10. The Portfolio had expenses offset by earnings credits from the custodian bank. Had the expense offsets been taken into account "Total Portfolio Annual Expenses" would have been 1.00% for Science and Technology Portfolio.

11. The adviser has contractually agreed to waive a portion of its fee such that "Total Portfolio Annual Expenses" (after taking into consideration the expense offset described in note 12 above) do not exceed 1.00% annually. Without this waiver, "Management Fees", "Other Expenses" and "Total Portfolio Annual Expenses" would have been 0.80%, 2.42% and 3.22%, respectively. This fee waiver will remain in effect until April 30, 2003.

12. "Total Portfolio Annual Expenses" listed in the table are gross ratios prior to any voluntary waivers or reimbursements of expenses. PIMCO has agreed to reduce "Total Portfolio Annual Expenses" to the extent they would exceed, due to the payment of organizational expenses and trustees' fees, 0.90% of average daily net assets for Foreign Bond Portfolio and 0.65% for of average daily net assets for Total Return Portfolio. With these reductions, "Total Portfolio Annual Expenses" for the fiscal year ended December 31, 2001 would have been 0.90% for Foreign Bond Portfolio and 0.65% for Total Return Portfolio. Under the Expense Limitation Agreement, PIMCO may recoup these waivers and reimbursements in future periods, not exceeding three years, provided "Total Portfolio Annual Expenses", including such recoupment, do not exceed the annual expense limit.

13. Effective May 1, 2002 the PIMCO Total Return Bond Portfolio changed its name to the PIMCO Total Return Portfolio.

14. Restated to reflect an increase in Rule 12b-1 Fees effective April 30, 2001. Actual Rule 12b-1 Fees during the most recent fiscal year were 0.22%. See the Funds' prospectus for more information about Rule 12b-1 fees payable under the Funds' distribution plan.

15. Pursuant to their respective agreements with Scudder Variable Series I, the investment manager, the underwriter and the accounting agent have agreed, for the one year period commencing on May 1, 2002, to limit their respective fees and to reimburse "Other Expenses" to the extent necessary to limit the "Total Portfolio Annual Expenses" to 1.25%.

16. "Total Portfolio Annual Expenses" listed in the table above are gross ratios prior to any voluntary waivers/reimbursements of expenses. The Investment Adviser, has voluntarily agreed to reduce or limit certain other expenses to the extent "Total Portfolio Annual Expenses" exceed 1.15% for Capital Appreciation Fund, 1.60% for International Equity Fund and 0.95% for Value Income Stock Fund. This arrangement can be discontinued by the Adviser at any time. With these limitations taken into consideration, "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Portfolio Annual Expenses" were as follows:

                                                                                                                Total Portfolio
Portfolio                                                Management Fees    Rule 12b-1 Fees    Other Expenses    Annual Expenses
------------------------------------------------------ ------------------ ------------------- ---------------- ------------------
STI Capital Appreciation Fund                                0.86%               N/A               0.29%             1.15%
STI International Equity Fund                                0.53%               N/A               1.07%             1.60%
STI Value Income Stock Fund                                  0.63%               N/A               0.32%             0.95%


17. "Total Portfolio Annual Expenses" listed in the table above reflect gross ratios prior to any voluntary waivers or absorptions of expenses. As compensation for it advisory services, the Portfolio pays Strong a monthly management fee at an annual rate of 0.75% of the Portfolios' average daily net assets. Strong has voluntarily agreed to waive the management fee and/or absorb the Portfolios' "Other Expenses" so that "Total Portfolio Annual Expenses" do not exceed 1.20% for Mid Cap Growth Fund II and 1.10% for Opportunity Fund II. With these waivers taken into consideration "Total Portfolio Annual Expenses" for the year ended December 31, 2001 were 1.19% for Mid Cap Growth Fund II and 1.10% for Opportunity Fund II. Strong has no current intention to, but may in the future, discontinue or modify any fee waivers or expense absorptions after any appropriate notice to the Portfolios' shareholders.

18. The Portfolio has signed a new administration agreement, under which Strong Capital Management, Inc., will provide or make provision for administrative services to the Portfolio, which were previously performed under the advisory agreement. The old investment advisory agreement covered both management and administrative services. Effective July 31, 2001, these services were unbundled and administrated services were covered under a separate administration agreement. As a result, the management fee was reduced by 0.25% and a new administration fee was added in the amount of 0.30%.

EXAMPLES



IF YOU ELECT THE ENHANCED DEATH AND INCOME BENEFIT RIDER II AND YOU SURRENDER YOUR CONTRACT AT THE END OF THE APPLICABLE TIME PERIOD, YOU WOULD PAY THE FOLLOWING EXPENSES ON A $1,000 INVESTMENT, ASSUMING 5% ANNUAL RETURN ON ASSETS.


Sub-Account                                                  1 Year          3 Years           5 Years          10 Years
------------------------------------------------------      --------         --------          --------         --------

Alger American Growth                                         $88              $139              $192             $303
Alger American Income & Growth                                $88              $137              $187             $294
Alger American Leveraged AllCap                               $89              $142              $197             $314
Alger American MidCap Growth                                  $89              $141              $195             $310
Alger American Small Capitalization                           $89              $142              $197             $314
Federated Fund for U.S. Government Securities II              $90              $144              $200             $320
Federated High Income Bond Fund II                            $90              $145              $201             $322
Federated Utility Fund II                                     $92              $149              $208             $337
Fidelity VIP Asset Manager                                    $87              $134              $184             $286
Fidelity VIP Contrafund                                       $87              $135              $185             $290
Fidelity VIP Equity-Income                                    $86              $133              $181             $280
Fidelity VIP Growth                                           $87              $135              $185             $290
Fidelity VIP Index 500                                        $84              $126              $170             $257
Fidelity VIP Money Market                                     $83              $124              $166             $250
Fidelity VIP Overseas                                         $89              $142              $197             $314
Janus Aspen Series Aggressive Growth                          $87              $135              $185             $289
Janus Aspen Series Balanced                                   $87              $135              $184             $288
Janus Aspen Series Flexible Income                            $87              $135              $185             $289
Janus Aspen Series Global Value                               $95              $158              $223             $368
Janus Aspen Series Growth                                     $87              $135              $184             $288
Janus Aspen Series Worldwide Growth                           $87              $136              $186             $291
LSA Balanced                                                  $91              $147              $205             $331
LSA Basic Value                                               $92              $150              $210             $340
LSA Diversified Mid-Cap                                       $92              $150              $210             $340
LSA Emerging Growth Equity                                    $93              $154              $217             $354
LSA Mid Cap Value                                             $92              $149              $207             $336
LSA Value Equity                                              $91              $147              $205             $331
MFS Emerging Growth                                           $89              $141              $194             $309
MFS Investors Trust                                           $89              $142              $196             $312
MFS New Discovery                                             $91              $146              $203             $327
MFS Research                                                  $89              $142              $196             $312
MFS Total Return                                              $89              $141              $195             $311
OCC Science and Technology                                    $91              $146              $203             $326
OCC Small Cap                                                 $89              $142              $196             $312
Oppenheimer Main Street Small Cap                             $92              $150              $209             $339
PIMCO Foreign Bond                                            $89              $142              $196             $313
PIMCO Total Return                                            $87              $135              $184             $288
Putnam VT International Growth and Income                     $92              $151              $211             $343
Scudder SVSI Balanced                                         $86              $132              $180             $278
Scudder SVSI Bond                                             $86              $132              $180             $279
Scudder SVSI Global Discovery                                 $92              $151              $211             $342
Scudder SVSI Growth and Income                                $86              $132              $180             $278
Scudder SVSI International                                    $90              $144              $200             $321
STI Capital Appreciation                                      $94              $157              $221             $362
STI International Equity                                      $102             $180              $260             $439
STI Value Income Stock                                        $91              $148              $206             $333
Strong Mid Cap Growth II                                      $94              $155              $218             $357
Strong Opportunity II                                         $94              $155              $218             $357
T. Rowe Price Equity Income                                   $89              $140              $193             $307
T. Rowe Price International Stock                             $91              $146              $203             $326
T. Rowe Price Mid-Cap Growth                                  $89              $140              $193             $307
T. Rowe Price New America Growth                              $89              $140              $193             $307
Van Kampen LIT Growth and Income                              $90              $144              $200             $321


THIS EXAMPLE IS BASED ON THE SAME ASSUMPTIONS AS THE EXAMPLE ABOVE. IF YOU ANNUITIZE OR IF YOU DO NOT SURRENDER YOUR CONTACT AT THE END OF THE APPLICABLE TIME PERIOD, YOU WOULD PAY THE FOLLOWING EXPENSES ON A $1,000 INVESTMENT, ASSUMING 5% ANNUAL RETURN ON ASSETS.


Sub-Account                                                 1 Year           3 Years           5 Years          10 Years
-----------                                                 -------          --------          -------          --------
Alger American Growth                                         $27               $84              $143             $303
Alger American Income & Growth                                $26               $81              $138             $294
Alger American Leveraged AllCap                               $28               $87              $148             $314
Alger American MidCap Growth                                  $28               $86              $146             $310
Alger American Small Capitalization                           $28               $87              $148             $314
Federated Fund for U.S. Government Securities II              $29               $89              $152             $320
Federated High Income Bond Fund II                            $29               $90              $153             $322
Federated Utility Fund II                                     $31               $94              $160             $337
Fidelity VIP Asset Manager                                    $26               $79              $134             $286
Fidelity VIP Contrafund                                       $26               $80              $136             $290
Fidelity VIP Equity-Income                                    $25               $77              $131             $280
Fidelity VIP Growth                                           $26               $80              $136             $290
Fidelity VIP Index 500                                        $23               $70              $120             $257
Fidelity VIP Money Market                                     $22               $68              $116             $250
Fidelity VIP Overseas                                         $28               $87              $148             $314
Janus Aspen Series Aggressive Growth                          $26               $80              $136             $289
Janus Aspen Series Balanced                                   $26               $79              $135             $288
Janus Aspen Series Flexible Income                            $26               $80              $136             $289
Janus Aspen Series Global Value                               $34              $104              $176             $368
Janus Aspen Series Growth                                     $26               $79              $135             $288
Janus Aspen Series Worldwide Growth                           $26               $80              $137             $291
LSA Balanced                                                  $30               $92              $157             $331
LSA Basic Value                                               $31               $95              $162             $340
LSA Diversified Mid-Cap                                       $31               $95              $162             $340
LSA Emerging Growth Equity                                    $33              $100              $169             $354
LSA Mid Cap Value                                             $31               $94              $159             $336
LSA Value Equity                                              $30               $92              $157             $331
MFS Emerging Growth                                           $28               $85              $146             $309
MFS Investors Trust                                           $28               $86              $147             $312
MFS New Discovery                                             $30               $91              $155             $327
MFS Research                                                  $28               $86              $147             $312
MFS Total Return                                              $28               $86              $147             $311
OCC Science and Technology                                    $30               $91              $155             $326
OCC Small Cap                                                 $28               $86              $147             $312
Oppenheimer Main Street Small Cap                             $31               $95              $161             $339
PIMCO Foreign Bond                                            $28               $87              $148             $313
PIMCO Total Return                                            $26               $79              $135             $288
Putnam VT International Growth and Income                     $31               $96              $163             $343
Scudder SVSI Balanced                                         $25               $76              $130             $278
Scudder SVSI Bond                                             $25               $76              $131             $279
Scudder SVSI Global Discovery                                 $31               $96              $163             $342
Scudder SVSI Growth and Income                                $25               $76              $130             $278
Scudder SVSI International                                    $29               $89              $152             $321
STI Capital Appreciation                                      $34              $102              $174             $362
STI International Equity                                      $42              $128              $215             $439
STI Value Income Stock                                        $30               $93              $158             $333
Strong Mid Cap Growth II                                      $33              $101              $171             $357
Strong Opportunity II                                         $33              $101              $171             $358
T. Rowe Price Equity Income                                   $28               $85              $145             $307
T. Rowe Price International Stock                             $30               $91              $155             $326
T. Rowe Price Mid-Cap Growth                                  $28               $85              $145             $307
T. Rowe Price New America Growth                              $28               $85              $145             $307
Van Kampen LIT Growth and Income                              $29               $89              $152             $321


         EXPLANATION OF FEE TABLES AND EXAMPLES

1. We have included the table and examples shown above to assist you in understanding the costs and expenses that you will bear directly or indirectly by investing in the Separate Account. The table reflects expenses of the Separate Account as well as the Portfolios. For additional information, you should read "Contract Charges," which begins on page [ ]; you should also read the sections relating to expenses of the Portfolios in their prospectuses. The examples do not include any taxes or tax penalties you may be required to pay if you surrender your Contract. The examples assume that the fee waivers and expense reimbursements discussed above will continue for the periods shown.

2. The examples assume that you did not make any transfers. We are currently waiving the transfer fee, but in the future, we may decide to charge $10 for the second and each subsequent transfer within a calendar month. Premium taxes are not reflected. Currently, we deduct premium taxes (which range from 0% to 3.5%) from Contract Value upon full surrender, death or annuitization.

3. The above examples assume the election of the Enhanced Death and Income Benefit Rider II with a total mortality and expense risk charge of 1.70%. If that rider were not elected, the expense figures shown above would be slightly lower.

4. To reflect the contract maintenance charge in the examples, we estimated an equivalent percentage charge, which we calculated by dividing the total amount of contract maintenance charges expected to be collected during a year by the total estimated average net assets of the Subaccounts and the Fixed Account attributable to the Contracts.

5.       The examples reflect any Free Withdrawal Amounts.

NEITHER THE FEE TABLES NOR THE EXAMPLES SHOULD BE CONSIDERED REPRESENTATIONS OF PAST OR FUTURE EXPENSES. YOUR ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. SIMILARLY, THE ANNUAL RATE OF RETURN OF 5% ASSUMED IN THE EXAMPLE IS NOT AN ESTIMATE OR GUARANTEE OF FUTURE INVESTMENT PERFORMANCE.

                              QUESTIONS AND ANSWERS
                               ABOUT YOUR CONTRACT

The following are answers to some of the questions you may have about some of the more important features of the Contract. The Contract is more fully described in the rest of the Prospectus. Please read the Prospectus carefully.

1. What is the Contract?

The Contract is a flexible premium deferred variable annuity contract. It is designed for tax-deferred retirement investing. The Contract is available for non-qualified or qualified retirement plans. The Contract, like all deferred annuity contracts, has two phases: the Accumulation Period and the Annuity Period. During the Accumulation Period, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. The Annuity Period begins when you begin receiving payments under one of the annuity payment options described in the answer to Question 2. The amount of money accumulated under your Contract during the Accumulation Period will be used to determine the amount of your annuity payments during the Annuity Period.

         Your premiums are invested in one or more of the Subaccounts of the Separate Account or allocated to the Fixed Account, as you instruct us. You may allocate your Contract Value to up to twenty-one options under the Contract, counting each Subaccount and the Fixed Account as one option. We will treat all of your Contract Value allocated to the Fixed Account as one option for purposes of this limit, even if you have chosen more than one Guarantee Period. The value of your Contract will depend on the investment performance of the Subaccounts and the amount of interest we credit to the Fixed Account.

         Each Subaccount will invest in a single investment portfolio (a "Portfolio") of a mutual fund. The Portfolios offer a range of investment objectives, from conservative to aggressive. You bear the entire investment risk on amounts allocated to the Subaccounts. The investment policies and risks of each Portfolio are described in the accompanying prospectuses for the Portfolios.

         In some states, you may also allocate all or part of your Contract Value to the "Fixed Account", as described in the answer to Question 5.

2. What Annuity Options does the Contract offer?

You may receive annuity payments on a fixed or a variable basis or a combination of the two. We offer a variety of annuity options including:

o    a life annuity with payments guaranteed for five to twenty years;

o a joint and full survivorship annuity, with payments guaranteed for five to twenty years; and

o    fixed payments for a specified period of five to thirty years.

         Call us to inquire about other options.

         You may change your annuity option at any time before annuitization. You may select the date to annuitize the Contract. The date you select, however, may be no later than the later of the tenth Contract Anniversary or the Annuitant's 90th birthday. If your Contract was issued in connection with a qualified plan, different deadlines may apply.

         If you select annuity payments on a variable basis, the amount of our payments to you will be affected by the investment performance of the Subaccounts you have selected. The fixed portion of your annuity payments, on the other hand, generally will be equal in amount to the initial payment we determine. As explained in more detail below, however, during the Annuity Period you will have a limited ability to change the relative weighting of the Subaccounts on which your variable annuity payments are based or to increase the portion of your annuity payments consisting of Fixed Annuity payments.

3. How do I buy a Contract?

You can obtain a Contract application from your Lincoln Benefit agent. You must pay at least $1,200 in Purchase Payments during the first Contract Year. Purchase Payments must be at least $100, unless you enroll in an automatic payment plan. Your periodic payments in an automatic payment plan must be at least $25 per month. We may lower these minimums at our sole discretion. The maximum age of the oldest Contact Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application.

4. What are my investment choices under the Contract?

You can allocate and reallocate your investment among the Subaccounts, each of which in turn invests in a single Portfolio. Under the Contract, the Separate Account currently invests in the following Portfolios:


Fund                                                                   Portfolio(s)
----                                                                   ------------
------------------------------------------------------------------------------------------------------
The Alger American Fund                                                Growth Portfolio
                                                                       Income and Growth Portfolio
                                                                       Leveraged AllCap Portfolio
                                                                       MidCap Growth Portfolio
                                                                       Small Capitalization Portfolio
------------------------------------------------------------------------------------------------------
Federated Insurance Series                                             Fund for U.S. Government Securities II
                                                                       High Income Bond Fund II
                                                                       Utility Fund II
------------------------------------------------------------------------------------------------------
Fidelity Variable Insurance Products Fund                              Asset Manager Portfolio
                                                                       Contrafund Portfolio
                                                                       Equity-Income Portfolio
                                                                       Growth Portfolio
                                                                       Index 500 Portfolio
                                                                       Money Market Portfolio
                                                                       Overseas Portfolio
------------------------------------------------------------------------------------------------------
Janus Aspen Series                                                     Aggressive Growth Portfolio:  Institutional Shares
                                                                       Balanced Portfolio:  Institutional Shares
                                                                       Flexible Income Portfolio:  Institutional Shares
                                                                       Global Value Portfolio:  Service Shares
                                                                       Growth Portfolio:  Institutional Shares
                                                                       Worldwide Growth Portfolio:  Institutional Shares
------------------------------------------------------------------------------------------------------
LSA Variable Series Trust                                              Balanced Fund
                                                                       Basic Value Fund
                                                                       Diversified Mid-Cap Fund
                                                                       Emerging Growth Equity Fund
                                                                       Mid Cap Value Fund
                                                                       Value Equity Fund
------------------------------------------------------------------------------------------------------
MFS Variable Insurance Trust                                           Emerging Growth Series
                                                                       Investors Trust Series
                                                                       New Discovery Series
                                                                       Research Series
                                                                       Total Return Series
------------------------------------------------------------------------------------------------------
OCC Accumulation Trust                                                 Science and Technology Portfolio
                                                                       Small Cap Portfolio
------------------------------------------------------------------------------------------------------
Oppenheimer Variable Account Funds                                     Main Street Small Cap Fund/VA - Service Shares
------------------------------------------------------------------------------------------------------
PIMCO Variable Insurance Trust                                         Foreign Bond Portfolio
                                                                       Total Return Portfolio
------------------------------------------------------------------------------------------------------
Putnam Variable Trust                                                  International Growth and Income Fund - Class 1B
------------------------------------------------------------------------------------------------------
Scudder Variable Series I                                              Balanced Portfolio
                                                                       Bond Portfolio
                                                                       Global Discovery Portfolio
                                                                       Growth and Income Portfolio
                                                                       International Portfolio
------------------------------------------------------------------------------------------------------
STI Classic Variable Trust                                             Capital Appreciation
                                                                       International Equity
                                                                       Value Income Stock
------------------------------------------------------------------------------------------------------
Strong Opportunity Fund II, Inc.                                       Opportunity Fund II
------------------------------------------------------------------------------------------------------
Strong Variable Insurance Funds, Inc.                                  MidCap Growth Fund II
------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Series, Inc.                                      Equity Income Portfolio
                                                                       Mid-Cap Growth Portfolio
                                                                       New America Growth Portfolio
------------------------------------------------------------------------------------------------------
T. Rowe Price International Series, Inc.                               International Stock Portfolio
------------------------------------------------------------------------------------------------------
Van Kampen Life Investment Trust                                       Growth and Income Portfolio, Class II
------------------------------------------------------------------------------------------------------


         Some of the Portfolios described in this Prospectus may not be available in your Contract.

         Each Portfolio holds its assets separately from the assets of the other Portfolios. Each Portfolio has distinct investment objectives and policies which are described in the accompanying prospectuses for the Portfolios.

5. What is the Fixed Account option?

We offer two Fixed Account interest crediting options: the Guaranteed Maturity Fixed Account Option and the Dollar Cost Averaging Fixed Account Option.

         We will credit interest to amounts allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to the Guaranteed Maturity Fixed Account Option. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. At the end of each Guarantee Period, you may select a new Guarantee Period from among the choices we are then making available or transfer or withdraw the relevant amount from the Fixed Account without any Market Value Adjustment.

         We may offer Guarantee Periods ranging from one to ten years in length. We are currently offering Guarantee Periods of one, three, five, seven, and ten years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

         We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. From time to time, however, we may change the interest rate that we offer to credit to new allocations to the Guaranteed Maturity Fixed Account Option and to amounts rolled over in the Fixed Account for new Guarantee Periods.

         In addition, if you participate in our dollar cost averaging program, you may designate amounts to be held in the Dollar Cost Averaging Fixed Account Option until they are transferred monthly to the Subaccounts or Guarantee Periods of your choosing. When you make an allocation to the Fixed Account for this purpose, we will set an interest rate applicable to that amount. We will then credit interest at that rate to that amount until it has been entirely transferred to your chosen Subaccounts or Guarantee Periods. We will complete the transfers within one year of the allocation. In our discretion we may change the rate that we set for new allocations to the Fixed Account for the dollar cost averaging program. We will never, however, set a rate less than an effective annual rate of 3%.

         A Market Value Adjustment may increase or decrease the amount of certain transactions involving the Fixed Account, to reflect changes in interest rates. As a general rule, we will apply a Market Value Adjustment to the following transactions:

     (1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount (which is described in the answer to Question 6);

     (2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

     (3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

     (4)  when you annuitize your Contract; and

     (5)  when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction to the extent that:

     (1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

     (2)  it is necessary to meet IRS minimum withdrawal requirements; or

     (3)  it is a transfer that is part of a dollar cost averaging program.


We determine the amount of a Market Value Adjustment using a formula that takes into consideration:

     (1) whether current interest rates differ from interest rates at the beginning of the applicable Guarantee Period; and

     (2)  how many years are left until the end of the Guarantee Period.

As a general rule, if interest rates have dropped, the Market Value Adjustment will be an addition; if interest rates have risen, the Market Value Adjustment will be a deduction. It is therefore possible that if you withdraw an amount from the Fixed Account during a Guarantee Period, a Market Value Adjustment may cause you to receive less than you initially allocated to the Fixed Account.

6. What are my expenses under the Contract?

Contract Maintenance Charge. During the Accumulation Period, each year we subtract an annual contract maintenance charge of $35 from your Contract Value allocated to the Subaccounts. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account.

         During the Annuity Period, we will subtract the annual contract maintenance charge in equal parts from your annuity payments. We waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all payments are Fixed Annuity payments.

Administrative Expense Charge and Mortality and Expense Risk Charge. We impose a mortality and expense risk charge at an annual rate of 1.15% of average daily net assets and an administrative expense charge at an annual rate of .10% of average daily net assets. If you select one of our optional enhanced benefit riders, however, we may charge you a higher mortality and expense risk charge. These charges are assessed each day during the Accumulation Period and the Annuity Period. We guarantee that we will not raise these charges.

Transfer Fee. Although we currently are not charging a transfer fee, the Contract permits us to charge you up to $10 per transfer for each transfer after the first transfer in each month.

Withdrawal Charge (Contingent Deferred Sales Charge). During the Accumulation Period, you may withdraw all or part of the value of your Contract before your death or, if the Contract is owned by a company or other legal entity, before the Annuitant's death. Certain withdrawals may be made without payment of any Withdrawal Charge, which is a contingent deferred sales charge. Other withdrawals are subject to the Withdrawal Charge.

         The Withdrawal Charge will vary depending on how many complete years have passed since you paid the Purchase Payment being withdrawn. The Withdrawal Charge applies to each Purchase Payment for seven complete years from the date of the Payment (each a "Contribution Year") as follows:


 CONTRIBUTION YEAR      APPLICABLE
                          CHARGE

        1-2                 7%
        3-4                 6%
         5                  5%
         6                  4%
         7                  3%
         8+                 0%


         In determining Withdrawal Charges, we will deem your Purchase Payments to be withdrawn on a first-in first-out basis.

         Each year, free of Withdrawal Charge or any otherwise applicable Market Value Adjustment, you may withdraw the Free Withdrawal Amount, which equals:

         (a) the greater of:

     o    earnings not previously withdrawn; or

     o 15% of your total Purchase Payments made in the most recent seven years; plus

         (b)an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.

         In most states, we also may waive the Withdrawal Charge if you: (1) require long-term medical or custodial care outside the home; (2) become unemployed; or (3) are diagnosed with a terminal illness.


These provisions will apply to the Annuitant, if the Contract is owned by a company or other legal entity. Additional restrictions and costs may apply to Contracts issued in connection with qualified plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult with your tax counselor to determine what effect a withdrawal might have on your tax liability. As described in the answer to Question 3, we may increase or decrease certain withdrawals by a Market Value Adjustment.


Premium Taxes. Certain states impose a premium tax on annuity purchase payments received by insurance companies. Any premium taxes relating to the Contract may be deducted from Purchase Payments or the Contract Value when the tax is incurred or at a later time. State premium taxes generally range from 0% to 3.5%.

Other Expenses. In addition to our charges under the Contract, each Portfolio deducts amounts from its assets to pay its investment advisory fees and other expenses.

7. How will my investment in the Contract be taxed?


You should consult a qualified tax adviser for personalized answers. Generally, earnings under variable annuities are not taxed until amounts are withdrawn or distributions are made. This deferral of taxes is designed to encourage long-term personal savings and supplemental retirement plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.


         Special rules apply if the Contract is owned by a company or other legal entity. Generally, such an owner must include in income any increase in the excess of the Contract Value over the "investment in the contract" during the taxable year.

8. Do I have access to my money?

At any time during the Accumulation Period, we will pay you all or part of the value of your Contract, minus any applicable charge, if you surrender your Contract or request a partial withdrawal. Under some plans, you may also take a loan against the value of your Contract. Generally, a partial withdrawal must equal at least $50, and after the withdrawal your remaining Contract Value must at least equal $500.

         Although you have access to your money during the Accumulation Period, certain charges, such as the contract maintenance charge, the Withdrawal Charge, and premium tax charges, may be deducted on a surrender or withdrawal. You may also incur federal income tax liability or tax penalties. In addition, if you have allocated some of the value of your Contract to the Fixed Account, the amount of your surrender proceeds or withdrawal may be increased or decreased by a Market Value Adjustment.

         After annuitization, under certain settlement options you may be entitled to withdraw the commuted value of the remaining payments.

9. What is the Death Benefit?


We will pay a death benefit while the Contract is in force and before the Annuity Date, if the Contract Owner dies, or if the Annuitant dies and the Contract Owner is not a natural person. To obtain payment of the Death Benefit, the Beneficiary must submit to us a complete request for payment of the death benefit, which includes due proof of death as specified in the Contract.


         The standard death benefit is the greatest of the following:


     (1)  your total Purchase Payments reduced by a withdrawal adjustment;


     (2)  your Contract Value;

     (3)  the amount you would have received by surrendering your Contract; or

     (4) your Contract Value on each Contract Anniversary evenly divisible by seven increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment.

         We also offer an optional enhanced death benefit rider, which is described later in this prospectus.


         We will determine the value of the death benefit on the day that we receive all of the information that we need to process the claim.

10. What else should I know?

Allocation of Purchase Payments. You allocate your initial Purchase Payment among the Subaccounts and the Fixed Account in your Contract application. You may make your allocations in specific dollar amounts or percentages, which must be whole numbers that add up to 100%. When you make subsequent Purchase Payments, you may again specify how you want your payments allocated. If you do not, we will automatically allocate the payment based on your most recent instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

Transfers. During the Accumulation Period, you may transfer Contract Value among the Subaccounts and from the Subaccounts to the Fixed Account. You may not make a transfer, however, that would result in your allocating your Contract Value to more than twenty-one options under the Contract. While you may also transfer amounts from the Fixed Account, a Market Value Adjustment may apply. You may instruct us to transfer Contract Value by writing or calling us.


         You may also use our Automatic Dollar Cost Averaging or Portfolio Rebalancing programs. You may not use both programs at the same time.

         Under the Dollar Cost Averaging program, amounts are automatically transferred at regular intervals from the Fixed Account or a Subaccount of your choosing, including other Subaccounts or the Fixed Account. Transfers from the Dollar Cost Averaging Fixed Account may be made monthly only. Transfers from Subaccounts may be made monthly, quarterly, or annually.

         Under the Portfolio Rebalancing Program, you can maintain the percentage of your Contract Value allocated to each Subaccount at a pre-set level. Investment results will shift the balance of your Contract Value allocations. If you elect rebalancing, we will automatically transfer your Contract Value back to the specified percentages at the frequency (monthly, quarterly, semiannually, annually) that you specify. We will automatically terminate this program if you request a transfer outside of the program. You may not include the Fixed Account in a portfolio rebalancing program. You also may not elect rebalancing after annuitization.


         During the Annuity Period, you may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Subaccounts or from the Subaccounts to increase your Fixed Annuity payments. Your transfers, however, must be at least six months apart. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

Free-Look Period. You may cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law. You may return it by delivering it or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value may be more or less than your Purchase Payments. In some states, we are required to send you the amount of your Purchase Payments. Since state laws differ as to the consequences of returning a Contract, you should refer to your Contract for specific information about your circumstances.

11. Who can I contact for more information?


You can write to us at Lincoln Benefit Life Company, P.O. Box 82532, Lincoln, Nebraska 68501-2532, or call us at (800) 865-5237.


                         CONDENSED FINANCIAL INFORMATION


Attached as Appendix A is a table showing selected information concerning Accumulation Unit Values for each Subaccount for each year since we started offering the Contracts. Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Subaccount. Accumulation Unit Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Contract Administration Charge. The information in the table is included in the Separate Account's financial statements. To obtain a fuller picture of each Subaccount's finances and performance, you should also review the Separate Account's financial statements, which are in the Separate Account's Annual Report dated as of December 31, 2001, contained in the Statement of Additional Information. The Statement of Additional Information also includes a brief explanation of how performance of the Subaccounts is calculated.


                          DESCRIPTION OF THE CONTRACTS

Summary. The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may add to the Contract Value by making additional Purchase Payments. In addition, the Contract Value will change to reflect the performance of the Subaccounts to which you allocate your Purchase Payments and your Contract Value, as well as to reflect interest credited to amounts allocated to the Fixed Account. You may withdraw your Contract Value by making a partial withdrawal or by surrendering your Contract. Upon Annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years. All of these features are described in more detail below.


Contract Owner. As the Contract Owner, you are the person usually entitled to exercise all rights of ownership under the Contract. You usually are also the person entitled to receive benefits under the Contract or to choose someone else to receive benefits. If your Contract was issued under a Qualified Plan, however, the Plan may limit or modify your rights and privileges under the Contract and may limit your right to choose someone else to receive benefits. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application. The Contract cannot be jointly owned by both a non-natural person and a natural person. Changing ownership of this contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner. If the Contract Owner is a grantor trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death Benefit section.


Annuitant. The Annuitant is the living person whose life span is used to determine annuity payments. You initially designate an Annuitant in your application. You may change the Annuitant at any time before annuity payments begin. If your Contract was issued under a plan qualified under Section 403(b), 408 or 408A of the Tax Code, you must be the Annuitant. You may also designate a Joint Annuitant, who is a second person on whose life annuity payments depend. Additional restrictions may apply in the case of Qualified Plans. If you are not the Annuitant and the Annuitant dies before annuity payments begin, then either you become the new Annuitant or you must name another person as the new Annuitant. You must attest that the Annuitant is alive in order to annuitize your Contract.

Modification of the Contract. Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract.

         We are permitted to change the terms of the Contract if it is necessary to comply with changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

Assignment. Before the Annuity Date, if the Annuitant is still alive, you may assign a Contract issued under a Non-Qualified Plan that is not subject to Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"). If a Contract is issued pursuant to a Qualified Plan or a Non-Qualified Plan that is subject to Title 1 of ERISA, the law prohibits some types of assignments, pledges and transfers and imposes special conditions on others. An assignment may also result in taxes or tax penalties.

         We will not be bound by any assignment until we receive written notice of it. Accordingly, until we receive written notice of an assignment, we will continue to act as though the assignment had not occurred. We are not responsible for the validity of any assignment.

         Because of the potential tax consequences and ERISA issues arising from an assignment, you should consult with an attorney before trying to assign your Contract.

Free Look Period. You may cancel the Contract by returning it to us within 10 days after you receive it, or within whatever longer period may be permitted by state law. You may return it by delivering it to your agent or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value at that time may be more or less than your Purchase Payments.

         In some states, if you exercise your "free look" rights, we are required to return the amount of your Purchase Payments. Currently, if you live in one of those states, on the Issue Date we will allocate your Purchase Payment to the Subaccounts and the Fixed Account Options as you specified in your application. However, we reserve the right in the future to delay allocating your Purchase Payments to the Subaccounts you have selected or to the Fixed Account until 20 days after the Issue Date or, if your state's free look period is longer than ten days, for ten days plus the period required by state law. During that time, we will allocate your Purchase Payment to the Fidelity Money Market Subaccount. Your Contract will contain specific information about your free-look rights in your state.

                          PURCHASES AND CONTRACT VALUE

Minimum Purchase Payment. The minimum initial Purchase Payment for a Contract is $1,200. You may pay it in a lump sum or in installments of your choice over the first Contract Year. You may not pay more than $1 million in Purchase Payments without our prior approval. As a general rule, subsequent Purchase Payments may be made in amounts of $100 or more. Subsequent Purchase Payments made as part of an Automatic Payment Plan, however, may be as small as $25 per month. We may lower these minimums if we choose. We may refuse any Purchase Payment at any time.

Automatic Payment Plan. You may make scheduled Purchase Payments of $25 or more per month by automatic payment through your bank account. Call or write us for an enrollment form.

Allocation of Purchase Payments. Your Purchase Payments are allocated to the Subaccount(s) and the Fixed Account in the proportions that you have selected. You must specify your allocation in your Contract application, either as percentages or specific dollar amounts. If you make your allocation in percentages, the total must equal 100%. We will allocate your subsequent Purchase Payments in those percentages, until you give us new allocation instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

         You initially may allocate your Purchase Payments to up to twenty-one options, counting each Subaccount and the Fixed Account as one option. For this purpose, we will treat all of your allocations to the Fixed Account as one option, even if you choose more than one Guarantee Period. You may add or delete Subaccounts and/or the Fixed Account from your allocation instructions, but we will not execute instructions that would cause you to have Contract Value in more than twenty-one options. In the future, we may waive this limit.

         If your application is complete, we will issue your Contract within two business days of its receipt at our P.O. Box shown on the first page of this prospectus. If your application for a Contract is incomplete, we will notify you and seek to complete the application within five business days. For example, if you do not fill in allocation percentages, we will contact you to obtain the missing percentages. If we cannot complete your application within five business days after we receive it, we will return your application and your Purchase Payment, unless you expressly permit us to take a longer time.

         Usually, we will allocate your initial Purchase Payment to the Subaccounts and the Fixed Account, as you have instructed us, on the Issue Date. We will allocate your subsequent Purchase Payments on the date that we receive them at the next computed Accumulation Unit Value.

         In some states, however, we are required to return at least your Purchase Payment if you cancel your Contract during the "free-look" period. In those states, we currently will allocate your Purchase Payments on the Issue Date as you have instructed us, as described above. In the future, however, we reserve the right, if you live in one of those states, to allocate all Purchase Payments received during the "free-look period" to the Fidelity Money Market Subaccount. If we exercise that right and your state's free look period is ten days, we will transfer your Purchase Payments to your specified Subaccounts or the Fixed Account 20 days after the Issue Date; if your state's free look period is longer, we will transfer your Purchase Payment after ten days plus the period required by state law have passed.

         We determine the number of Accumulation Units in each Subaccount to allocate to your Contract by dividing that portion of your Purchase Payment allocated to a Subaccount by that Subaccount's Accumulation Unit Value on the Valuation Date when the allocation occurs.


Contract Value. We will establish an account for you and will maintain your account during the Accumulation Period. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units in the Subaccounts you have selected, plus the value of your investment in the Fixed Account.


Separate Account Accumulation Unit Value. As a general matter, the Accumulation Unit Value for each Subaccount will rise or fall to reflect changes in the share price of the Portfolio in which the Subaccount invests. In addition, we subtract from Accumulation Unit Value amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value. We determine Withdrawal Charges, transfer fees and contract maintenance charges separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units.

         We determine a separate Accumulation Unit Value for each Subaccount. We also determine a separate set of Accumulation Unit Values reflecting the cost of the enhanced benefit riders described beginning on page [ ]. If we elect or are required to assess a charge for taxes, we may calculate a separate Accumulation Unit Value for Contracts issued in connection with Non-Qualified and Qualified Plans, respectively, within each Subaccount. We determine the Accumulation Unit Value for each Subaccount Monday through Friday on each day that the New York Stock Exchange is open for business.

         You should refer to the prospectuses for the Portfolios which accompany this prospectus for a description of how the assets of each Portfolio are valued, since that determination has a direct bearing on the Accumulation Unit Value of the corresponding Subaccount and, therefore, your Contract Value.

Transfer During Accumulation Period. During the Accumulation Period, you may transfer Contract Value among the Fixed Account and the Subaccounts in writing or by telephone. Currently, there is no minimum transfer amount. The Contract permits us to set a minimum transfer amount in the future. You may not make a transfer that would result in your allocating your Contract Value to more than twenty-one options under the Contract at one time.


         As a general rule, we only make transfers on days when we and the NYSE are open for business. If we receive your request on one of those days, we will make the transfer that day. We close our offices for business on certain days immediately preceding or following certain national holidays when the NYSE is open for business. For calendar year 2002, our office will be closed on July 5th and November 29th . For transfers requested on these days, we will make the transfer on the first subsequent day on which we and the NYSE are open.


         If you transfer an amount from the Fixed Account to a Subaccount before the end of the applicable Guarantee Period or you allocate an amount in the Fixed Account to a new Guarantee Period before the end of the existing Guarantee Period, we usually will increase or decrease the amount by a Market Value Adjustment. The calculation of the Market Value Adjustment is described in "Market Value Adjustment" on page [ ].

         Transfers within 30 days after the end of the applicable Guarantee Period are not subject to a Market Value Adjustment.

         The Contract permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.

         You may not transfer Contract Value into the Dollar Cost Averaging Fixed Account Option. You may not transfer Contract Value out of the Dollar Cost Averaging Fixed Account Option except as part of a Dollar Cost Averaging program.

Transfers Authorized by Telephone. You may make transfers by telephone, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern time. Calls completed before 4:00 p.m. will be effected on that day at that day's price. Calls completed after 4:00 p.m. will be effected on the next day on which we and the NYSE are open for business, at that day's price.

         We may charge you the transfer fee described on page [ ], although we currently are waiving it. In addition, we may suspend, modify or terminate the telephone transfer privilege at any time without notice.

         We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

Excessive Trading Limits. If allowed in your state, we reserve the right to limit transfers in any Contract Year, or to refuse any transfer request for a Contract owner or certain Contract owners, if:

o we believe, in our sole discretion, that excessive trading by such Contract owner or owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or the share prices of the corresponding Funds or would be to the disadvantage of other Contract owners; or

o we are informed by one or more of the corresponding Funds that they intend to restrict the purchase or redemption of Fund shares because of excessive trading or because they believe that a specific transfer or groups of transfers would have a detrimental effect on the prices of Fund shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract owners.

Automatic Dollar Cost Averaging Program. Under our Automatic Dollar Cost Averaging program, you may authorize us to transfer a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a Subaccount of your choosing, including other Subaccounts or the Guaranteed Maturity Fixed Account Option. The interval between transfers from the Dollar Cost Averaging Fixed Account may be monthly only. The interval between transfers from Subaccounts may be monthly, quarterly, or annually, at your option. The transfers will be made at the Accumulation Unit Value on the date of the transfer. The transfers will continue until you instruct us otherwise, or until your chosen source of transfer payments is exhausted. Currently, the minimum transfer amount is $100 per transfer. However, if you wish to Dollar Cost Average to a Guaranteed Maturity Fixed Account Option, the minimum amount that must be transferred into any one Option is $500. We may change this minimum or grant exceptions. If you elect this program, the first transfer will occur twenty-five days after your Issue Date. You may not use the Dollar Cost Averaging program to transfer amounts from the Guaranteed Maturity Fixed Account Option.

         Your request to participate in this program will be effective when we receive your completed application at the P.O. Box given on the first page of this prospectus. Call or write us for a copy of the application. You may elect to increase, decrease or change the frequency or amount of transfers under a Dollar Cost Averaging program. We will not charge a transfer fee for Dollar Cost Averaging.

         The theory of dollar cost averaging is that by spreading your investment over time, you may be able to reduce the effect of transitory market conditions on your investment. In addition, because a given dollar amount purchases more units when the unit prices are relatively low rather than when the prices are higher, in a fluctuating market, the average cost per unit may be less than the average of the unit prices on the purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program, nor will it prevent or necessarily reduce losses in a declining market. Moreover, while we refer to this program of periodic transfers generally as dollar cost averaging, periodic transfers from a subaccount with more volatile performance experience is unlikely to produce the desired effects of dollar cost averaging as would transfers from a less volatile subaccount. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time.

Portfolio Rebalancing. Portfolio Rebalancing allows you to maintain the percentage of your Contract Value allocated to each Subaccount at a pre-set level. For example, you could specify that 30% of your Contract Value should be in the Balanced Portfolio, 40% in the Growth Portfolio-Janus Aspen Series and 30% in Federated High Income Bond Fund II. Over time, the variations in each Subaccount's investment results will shift the balance of your Contract Value allocations. Under the Portfolio Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new Purchase Payments (unless you specify otherwise), back to the percentages you specify. Portfolio Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

         You may choose to have rebalances made monthly, quarterly, semi-annually, or annually until your Annuity Date. Portfolio Rebalancing is not available after you annuitize. We will not charge a transfer fee for Portfolio Rebalancing. We will automatically terminate this program if you request any transfers outside the Portfolio Rebalancing program. If you wish to resume Portfolio Rebalancing after it has been canceled, then you must complete a new Portfolio Rebalancing form and send it to our home office. You may not include the Fixed Account in a Portfolio Rebalancing program.

         You may request Portfolio Rebalancing at any time before your Annuity Date by submitting a completed written request to us at the P.O. Box given on the first page of this prospectus. Please call or write us for a copy of the request form. If you stop Portfolio Rebalancing, you must wait 30 days to begin again. In your request, you may specify a date for your first rebalancing. If you specify a date fewer than 30 days after your Issue Date, your first rebalance will be delayed one month. If you request Portfolio Rebalancing in your Contract application and do not specify a date for your first rebalancing, your first rebalance will occur one period after the Issue Date. For example, if you specify quarterly rebalancing, your first rebalance will occur three months after your Issue Date. Otherwise, your first rebalancing will occur twenty-five days after we receive your completed request form. All subsequent rebalancing will occur at the intervals you have specified on the day of the month that coincides with the same day of the month as your Contract Anniversary Date.

         Generally, you may change the allocation percentages, frequency, or choice of Subaccounts at any time. If your total Contract Value subject to rebalancing falls below any minimum value that we may establish, we may prohibit or limit your use of Portfolio Rebalancing. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time. We may change, terminate, limit, or suspend Portfolio Rebalancing at any time.

                    THE INVESTMENT AND FIXED ACCOUNT OPTIONS

Separate Account Investments

The Portfolios. Each of the Subaccounts of the Separate Account invests in the shares of one of the Portfolios. Each Portfolio is either an open-end management investment company registered under the Investment Company Act of 1940 or a separate investment series of an open-end management investment company. We have briefly described the Portfolios below. You should consult the current prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios. If you do not have a prospectus for a Portfolio, contact us and we will send you a copy. Appendix B contains a description of how advertised performance data for the Subaccounts are computed.

         We do not promise that the Portfolios will meet their investment objectives. Amounts you have allocated to Subaccounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Subaccounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. You should carefully review their prospectuses before allocating amounts to the Subaccounts of the Separate Account.


                  Portfolio                                  Portfolio Objective                          Investment Adviser
                  ---------

The Alger American Fund                                                                          Fred Alger Management, Inc.
  Growth Portfolio                             Long-term capital appreciation
   Income                                      & Growth Portfolio Seeks to
                                               provide a high level of dividend
                                               income. Its secondary goal is to
                                               provide capital appreciation.
   Leveraged AllCap Portfolio                  Long-term capital appreciation
   MidCap Growth Portfolio                     Long-term capital appreciation
   Small Capitalization Portfolio              Long-term capital appreciation

Federated Insurance Series                                                                       Federated Investment Management
                                                                                                 Company
   Fund for U.S. Government Securities II      Current income
   High Income Bond Fund II                    High current income
   Utility Fund II                             High current income and moderate capital
                                               appreciation

Fidelity Variable Insurance Products Funds                                                       Fidelity Management & Research
                                                                                                 Company
   Asset Manager Portfolio                     High total return with reduced risk over the
                                               long term
   Contrafund Portfolio                        Long-term capital appreciation
   Equity-Income Portfolio                     Reasonable income
   Growth Portfolio                            Capital appreciation
   Index 500 Portfolio                         Investment results that correspond to the total
                                               return of common stocks publicly traded in the
                                               United States, as represented by
the S&P 500.
   Money                                       Market Portfolio As high a level
                                               of current income as is
                                               consistent with preserving
                                               capital and providing liquidity.
   Overseas Portfolio                          Long-term growth of capital

Janus Aspen Series                                                                               Janus Capital Management LLC
   Aggressive Growth Portfolio:                Long-term growth of capital
   Institutional Shares
   Balanced Portfolio: Institutional Shares    Long-term growth of capital consistent with
                                               preservation of capital and balanced by current
                                               income.
   Flexible Income Portfolio: Institutional    Seeks to maximize total return from a
   Shares                                      combination of current income and capital
                                               appreciation, with an emphasis on current
                                               income.
   Global Value Portfolio: Service Shares      Long-term growth of capital
   Growth Portfolio: Institutional Shares      Long-term growth of capital in a manner
                                               consistent with the preservation of capital.
   Worldwide Growth Portfolio: Institutional   Long-term growth of capital in a manner
   Shares                                      consistent with the preservation of capital.

LSA Variable Series Trust                                                                        LSA Asset Management LLC
   Balanced Fund (1)                           Combination of growth of capital and investment
                                               income (growth of capital is the primary
                                               objective) by investing in a mix of equity and
                                               debt.
   Basic Value Fund (2)                        Long-term growth of capital.
   Diversified Mid-Cap Fund (3)                Long-term growth of capital.
   Emerging Growth Equity Fund (4)             Capital appreciation through investing in
                                               smaller rapidly growing emerging companies.
   Mid Cap Value Fund (5)                      Long-term capital growth.
   Value Equity Fund (6)                       Long-term growth of capital with current income
                                               as a secondary objective.

MFS Variable Insurance Trust                                                                     MFS Investment Management(R)
   Emerging Growth Series - Initial Class      Long-term growth of capital
   Investors Trust Series - Initial Class      Long-term growth of capital with a secondary
                   objective to seek reasonable current income
   New Discovery Series - Initial Class        Capital appreciation
   Research Series - Initial Class Long-term growth of capital and future income
   Total Return Series - Initial Class Seeks to provide above-average income
   (compared
                   to a portfolio invested entirely in equity
                                               securities) consistent with the prudent
                    employment of capital and secondarily to
                                               provide a reasonable opportunity for growth of
                                               capital and income.

OCC Accumulation Trust                                                                           OpCap Advisors
   Science and Technology Portfolio            Capital appreciation
   Small Cap Portfolio                         Capital appreciation

Oppenheimer Variable Account Funds                                                               OppenheimerFunds, Inc.
   Main Street Small Cap Fund/VA - Service     Capital appreciation
   Class

PIMCO Variable Insurance Trust                                                                   Pacific Investment Management
   Foreign Bond Portfolio                      To maximize total return, consistent with            Company
                                               preservation of capital and prudent investment
                                               management.
   Total                                       Return Portfolio To maximize
                                               total return, consistent with
                                               preservation of capital and
                                               prudent investment management.

Putnam Variable Trust                                                                            Putnam Investment Management, Inc.
   International Growth and Income Fund -      Capital growth.  Current income is a secondary
   Class IB                                    objective.

Scudder Variable Series I                                                                        Deutsche Investment Management
                                                                                                 (Americas) Inc.
   Balanced                                    Portfolio Balance of growth and
                                               income, and also long-term
                                               preservation of capital.
   Bond                                        Portfolio High level of income
                                               consistent with a high quality
                                               portfolio of debt securities.
   Global                                      Discovery Portfolio Above average
                                               capital appreciation over the
                                               long-term.
   Growth                                      and Income Portfolio Long-term
                                               growth of capital, current income
                                               and growth of income.
   International Portfolio                     Long-term growth of capital.

STI Classic Variable Trust                                                                       Trusco Capital Management
   Capital Appreciation Fund                   Capital appreciation
   International Equity Fund                   Long-term capital appreciation
   Value Income Stock Fund                     Current income with the secondary goal of
                                               capital appreciation

Strong Opportunity Fund II, Inc.                                                                 Strong Capital Management, Inc.
   Opportunity Fund II                         Capital growth

Strong Variable Insurance Funds, Inc.                                                            Strong Capital Management, Inc.
   Mid Cap Growth Fund II                      Capital growth

T. Rowe Price Equity Series, Inc.                                                                T. Rowe Price Associates
   Equity Income Portfolio                     Substantial dividend income as well as
                                               long-term growth of capital
   Mid-Cap Growth Portfolio                    Long-term growth of capital
   New America Growth Portfolio                Long-term growth of capital

T. Rowe Price International Series, Inc.                                                         T. Rowe Price International, Inc.
   International Stock Portfolio               Long-term growth of capital

Van Kampen Life Investment Trust                                                                 Van Kampen Asset Management Inc.
   Growth and Income Portfolio, Class II       Long-term growth of capital and income

1.       Sub-advised by OpCap Advisors.

2.       Sub-Advised by A I M Capital Management, Inc.

3.       Sub-advised by Fidelity Management & Research Company.

4.       Sub-advised by RS Investment Management, L.P.

5.       Sub-advised by Van Kampen Asset Management Inc.

6.       Sub-Advised by Salomon Brothers Asset Management Inc.



         Each Portfolio is subject to certain investment restrictions and policies which may not be changed without the approval of a majority of the shareholders of the Portfolio. See the accompanying Prospectuses of the Portfolios for further information.

         We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each Subaccount are separate and are credited to or charged against the particular Subaccount without regard to income, gains or losses from any other Subaccount or from any other part of our business. We will use the net Purchase Payments you allocate to a Subaccount to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet Contract obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

         Some of the Portfolios have been established by investment advisers which manage publicly traded mutual funds having similar names and investment objectives. While some of the Portfolios may be similar to, and may in fact be modeled after publicly traded mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any similarly named Portfolio may differ substantially.

         Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Lincoln Benefit will bear the attendant expenses.

Voting Rights. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Subaccounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed. We will also provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of shares for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

         As a general rule, before the Annuity Date, you are the person entitled to give voting instructions. After the Annuity Date, the payee is that person. Retirement plans, however, may have different rules for voting by plan participants.

         If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Contract. If you do not send us written instructions, we will vote the shares attributable to your Contract in the same proportions as we vote the shares for which we have received instructions from other Contract Owners. We will vote shares that we hold in the same proportions as we vote the shares for which we have received instructions from other Contract Owners.

         We may, when required by state insurance regulatory authorities, disregard Contract Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

         In addition, we may disregard voting instructions in favor of changes initiated by Contract Owners in the investment objectives or the investment adviser of the Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

         This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our Contract Owners, and we may choose to do so.

Additions, Deletions, and Substitutions of Securities. If the shares of any of the Portfolios are no longer available for investment by the Separate Account or if, in the judgment of our Board of Directors, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the Contract, we may add or substitute shares of another Portfolio or mutual fund for Portfolio shares already purchased or to be purchased in the future by Purchase Payments under the Contract. Any substitution of securities will comply with the requirements of the 1940 Act.

         We also reserve the right to make the following changes in the operation of the Separate Account and the Subaccounts:

     (a)  to operate the Separate Account in any form permitted by law;

     (b) to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

     (c) to transfer assets from one Subaccount to another, or from any subaccount to our general account;

     (d)  to add, combine, or remove Subaccounts in the Separate Account; and

     (e) to change the way in which we assess charges, as long as the total charges do not exceed the maximum amount that may be charged the Separate Account and the Portfolios in connection with the Contracts.

         If we take any of these actions, we will comply with the then applicable legal requirements.

THE FIXED ACCOUNT


General. You may allocate part or all of your Purchase Payments to the Fixed Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit. Allstate Life invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts. The Fixed Account may not be available in all states. Please contact us at 1-800-865-5237 for current information.


Guaranteed Maturity Fixed Account Option. We will credit interest to each amount allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to this option. We will declare the interest rate that we will guarantee to credit to that amount for that Guarantee Period. Each amount allocated to a Guarantee Period under this option must be at least $500. We reserve the right to limit the number of additional Purchase Payments that may be allocated to this option.

         We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may offer Guarantee Periods ranging from one to ten years in length. We will decide in our discretion which Guarantee Periods to offer. Currently, we offer Guarantee Periods of one, three, five, seven and ten years. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

         We will credit interest daily to each amount allocated to a Guarantee Period under this option at a rate which compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

         The following example illustrates how a Purchase Payment allocated to this option would grow, given an assumed Guarantee Period and effective annual interest rate:

Example
Purchase Payment                     $10,000
Guarantee Period                     5 years
Effective Annual Rate                  4.50%




                                                                                  END OF CONTACT YEAR

                                                        YEAR 1          YEAR 2           YEAR 3          YEAR 4          YEAR 5
                                                        ------          ------           ------          ------          ------
Beginning Contract Value                                 $10,000.00
x (1 + Effective Annual Rate)                               x 1.045
                                                         ----------
                                                         $10,450.00
Contract Value at end of Contract Year                                   $10,450.00
x (1 + Effective Annual Rate)                                               x 1.045
                                                                         ----------
                                                                         $10,920.25
Contract Value at end of Contract Year                                                    $10,920.25
x (1 + Effective Annual Rate)                                                                x 1.045
                                                                                          ----------
                                                                                          $11,411.66
Contract Value at end of Contract Year                                                                    $11,411.66
x (1 + Effective Annual Rate)                                                                                x 1.045
                                                                                                          ----------
                                                                                                          $11,925.19
Contract Value at end of Contract Year                                                                                    $11,925.19
x (1 + Effective Annual Rate)                                                                                                x 1.045
                                                                                                                          ----------


         Total Interest Credited During Guarantee Period
                     =  $2,461.82 ($12,461.82 - $10,000)


Note: This example assumes no withdrawals during the entire five-year Guarantee Period. If you were to make a partial withdrawal, you might be required to pay a Withdrawal Charge and the amount withdrawn might be increased or decreased by a Market Value Adjustment. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.


         We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on relevant factors such as then current interest rates, regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. For current interest rate information, please contact us at 1-800-525-9287.

         We will determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future.

         At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

     (1) take no action. If so, we will automatically keep the relevant amount in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period will be the same length as the expiring Guarantee Period and will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for Guarantee Periods of that length; or

     (2) allocate the relevant Contract Value to one or more new Guarantee Periods of your choice in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

     (3) instruct us to transfer all or a portion of the relevant amount to one or more Subaccounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

     (4) withdraw all or a portion of the relevant amount through a partial withdrawal. You may be required to pay a Withdrawal Charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period ends.

         Under our Automatic Laddering Program, you may choose, in advance, to use Guarantee Periods of the same length for all renewals in the Guaranteed Maturity Fixed Account Option. You can select this program at any time during the Accumulation Period, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this program at any time.


Market Value Adjustment. We may increase or decrease the amount of some transactions involving your investment in the Guaranteed Maturity Fixed Account Option to include a Market Value Adjustment. The formula for determining Market Value Adjustments reflects changes in interest rates since the beginning of the relevant Guarantee Period. As a result, you will bear some of the investment risk on amounts allocated to the Guaranteed Maturity Fixed Account Option.


         As a general rule, we will apply a Market Value Adjustment to the following transactions involving your Fixed Account balance:

     (1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount, as described on page [ ];

     (2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

     (3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

     (4)  when you annuitize your Contract; and

     (5)  when we pay a death benefit.

         We will not apply a Market Value Adjustment to a transaction, to the extent that:

     (1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;


     (2)  you  make  a  withdrawal   to  satisfy  the  IRS'   required   minimum
          distribution rules for this Contract; or

     (3)  it is a transfer that is part of a dollar cost averaging program.


         The formula for calculating Market Value Adjustments is set forth in Appendix C to this prospectus, which also contains additional examples of the application of the Market Value Adjustment. This formula primarily compares:

     (1) the Treasury Rate at the time of the relevant transaction for a maturity equal in length to the relevant Guarantee Period; and

     (2) the Treasury Rate at the beginning of the Guarantee Period for a maturity equal in length to the Guarantee Period.

         Generally, if the Treasury Rate at the beginning of the Guarantee Period is higher than the corresponding current Treasury Rate, then the Market Value Adjustment will increase the amount payable to you or transferred. Similarly, if the Treasury Rate at the beginning of the Guarantee Period is lower than the corresponding current Treasury Rate, then the Market Value Adjustment will reduce the amount payable to you or transferred.

         For example, assume that you purchased a Contract and selected an initial Guarantee Period of five years and the five-year Treasury Rate for that duration is 4.50%. Assume that at the end of three years, you make a partial withdrawal. If, at that later time, the current five-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Similarly, if the current five-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

Dollar Cost Averaging Fixed Account Option. You may also allocate Purchase Payments to the Dollar Cost Averaging Fixed Account Option. We will credit interest to Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation. The effective annual rate will never be less than 3%. You may not transfer funds to this option from the Subaccounts or the Guaranteed Maturity Fixed Account Option. We will follow your instructions in transferring amounts from this option to the Subaccounts or the Guaranteed Maturity Fixed Account Option on a monthly basis only, as described in "Automatic Dollar Cost Averaging Program" on page [ ] of this prospectus.

                                ANNUITY BENEFITS

Annuity Date. You may select the Annuity Date, which is the date on which annuity payments are to begin, in your application. The Annuity Date must always be the business day immediately following the tenth day of a calendar month.

         The Annuity Date may be no later than the Latest Annuity Date. As a general rule, the Latest Annuity Date is the later of the 10th Contract Anniversary or the Annuitant's 90th birthday. If your Contract was issued pursuant to a Qualified Plan, however, the Tax Code generally requires you to begin to take at least a minimum distribution by the later of:

     o    the year of your separation from service; or

     o April 1 of the calendar year following the calendar year in which you attain age 70 1/2.

         If your Contract is issued pursuant to Section 408 of the Tax Code (traditional IRAs), you must begin taking minimum distributions by April 1 of the calendar year following the calendar year in which you reach age 70 1/2. No minimum distributions are required by the Tax Code for Contracts issued pursuant to Section 408A (Roth IRAs).

         If you are in a Qualified Plan, we may require you to annuitize by the date required by the Tax Code, unless you show us that you are meeting the minimum distribution requirements in some other way.

         If you do not select an Annuity Date, the Latest Annuity Date will automatically become the Annuity Date. You may change the Annuity Date by writing to us at the address given on the first page of the prospectus.

Annuity Options. You may elect an Annuity Option at any time before the Annuity Date. As part of your election, you may choose the length of the applicable guaranteed payment period within the limits available for your chosen Option. If you do not select an Annuity Option, we will pay monthly annuity payments in accordance with the applicable default Option. The default Options are:

     o Option A with 10 years (120 months) guaranteed, if you have designated only one Annuitant; and

     o Option B with 10 years (120 months) guaranteed, if you have designated joint Annuitants.

         You may freely change your choice of Annuity Option, as long as you request the change at least thirty days before the Annuity Date.

         Three Annuity Options are generally available under the Contract. Each is available in the form of:

     o    a Fixed Annuity;

     o    a Variable Annuity; or

     o    a combination of both Fixed and Variable Annuity.

         The three Annuity Options are:

Option A, Life Annuity With Payments Guaranteed For 5 to 20 Years. We make periodic payments at least as long as the Annuitant lives. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

Option B, Joint and Survivor Annuity, With Payments Guaranteed for 5 to 20 Years. We make periodic payments at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the Joint Annuitant die before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

Option C, Payments For A Specified Period Certain of 5 Years to 30 Years. We make periodic payments for the period you have chosen. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary. If you elect this option, and request Variable Annuity payments, you may at any time before the period expires request a lump sum payment, subject to a Withdrawal Charge. We will charge a Withdrawal Charge on any portion of your lump sum payment attributable to Purchase Payments made within the prior seven years. The amount of the Withdrawal Charge will be determined as described in "Withdrawal Charge" on page [ ]. If you elected Variable Annuity payments, the lump sum payment after Withdrawal Charge will depend on:

     o    the investment results of the Subaccounts you have selected,

     o    the Contract Value at the time you elected annuitization,

     o the length of the remaining period for which the payee would be entitled to payments.

         No lump sum payment is available if you request Fixed Annuity payments. If you purchased your Contract under a retirement plan, you may have a more limited selection of Annuity Options to choose from. You should consult your Plan documents to see what is available.

         You may not "annuitize" your Contract for a lump sum payment. Instead, before the Annuity Date you may surrender your Contract for a lump sum. As described on page [ ], however, we will subtract any applicable Withdrawal Charge and increase or decrease your surrender proceeds by any applicable Market Value Adjustment.

Other Options. We may have other Annuity Options available. You may obtain information about them by writing or calling us.

         If your Contract is issued under Sections 401, 403(b), 408 or 408A of the Tax Code, we will only make payments to you and/or your spouse.

Annuity Payments: General. On the Annuity Date, we will apply the Annuitized Value of your Contract to the Annuity Option you have chosen. Your annuity payments may consist of Variable Annuity payments or Fixed Annuity payments or a combination of the two. We will determine the amount of your annuity payments as described in "Variable Annuity Payments" and "Fixed Annuity Payments" beginning on page [ ].

         You must notify us in writing at least 30 days before the Annuity Date how you wish to allocate your Annuitized Value between Variable Annuity and Fixed Annuity payments. You must apply at least the Contract Value in the Fixed Account on the Annuity Date to Fixed Annuity payments. If you wish to apply any portion of your Fixed Account balance to your Variable Annuity payments, you should plan ahead and transfer that amount to the Subaccounts prior to the Annuity Date. If you do not tell us how to allocate your Contract Value among Fixed and Variable Annuity payments, we will apply your Contract Value in the Separate Account to Variable Annuity payments and your Contract Value in the Fixed Account to Fixed Annuity payments.

         Annuity payments begin on the Annuity Date. We make subsequent annuity payments on the tenth of the month or, if the NYSE is closed on that day, the next day on which the NYSE is open for business.

         Annuity payments will be made in monthly, quarterly, semi-annual or annual installments as you select. If the amount available to apply under an Annuity Option is less than $5,000, however, and state law permits, we may pay you a lump sum instead of the periodic payments you have chosen. In addition, if the first annuity payment would be less than $50, and state law permits us, we may reduce the frequency of payments so that the initial payment will be at least $50.

         We may defer for up to 15 days the payment of any amount attributable to a Purchase Payment made by check to allow the check reasonable time to clear.

         You may not withdraw Contract Value during the Annuity Period, if we are making payments to you under any Annuity Option, such as Option A or B above, involving payment to the payee for life or any combination of payments for life and minimum guarantee period for a predetermined number of years.

Variable Annuity Payments. One basic objective of the Contract is to provide Variable Annuity Payments which will to some degree respond to changes in the economic environment. The amount of your Variable Annuity Payments will depend upon the investment results of the Subaccounts you have selected, any premium taxes, the age and sex of the Annuitant, and the Annuity Option chosen. We guarantee that the Payments will not be affected by (1) actual mortality experience and (2) the amount of our administration expenses.

         We cannot predict the total amount of your Variable Annuity payments. The Variable Annuity payments may be more or less than your total Purchase Payments because (a) Variable Annuity payments vary with the investment results of the underlying Portfolios; and (b) Annuitants may die before their actuarial life expectancy is achieved.

         The length of any guaranteed payment period under your selected Annuity Option will affect the dollar amounts of each Variable Annuity payment. As a general rule, longer guarantee periods result in lower periodic payments, all other things being equal. For example, if a life Annuity Option with no minimum guaranteed payment period is chosen, the Variable Annuity payments will be greater than Variable Annuity payments under an Annuity Option for a minimum specified period and guaranteed thereafter for life.

         The investment results of the Subaccounts to which you have allocated your Contract Value will also affect the amount of your periodic payment. In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3 1/2%. If the actual net investment return is less than the assumed investment rate, then the dollar amount of the Variable Annuity payments will decrease. The dollar amount of the Variable Annuity payments will stay level if the net investment return equals the assumed investment rate and the dollar amount of the Variable Annuity payments will increase if the net investment return exceeds the assumed investment rate. You should consult the Statement of Additional Information for more detailed information as to how we determine Variable Annuity Payments.

Fixed Annuity Payments. You may choose to apply a portion of your Annuitized Value to provide Fixed Annuity payments. We determine the Fixed Annuity payment amount by applying the applicable Annuitized Value to the Annuity Option you have selected.

         As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment. However, as described in "Transfers During the Annuity Period" below, after the Annuity Date, you will have a limited ability to increase the amount of your Fixed Annuity payments by making transfers from the Subaccounts.

         We may defer making Fixed Annuity payments for a period of up to six months or whatever shorter time state law may require. During the deferral period, we credit interest at a rate at least as high as state law requires.

Transfers During The Annuity Period. During the Annuity Period, you will have a limited ability to make transfers among the Subaccounts so as to change the relative weighting of the Subaccounts on which your Variable Annuity payments will be based. In addition, you will have a limited ability to make transfers from the Subaccounts to increase the proportion of your annuity payments consisting of Fixed Annuity payments. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

         You may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Subaccounts or make transfers from the Subaccounts to increase your Fixed Annuity payments. Your transfers must be at least six months apart.


Death Benefit During Annuity Period. If any Contract Owner dies after the Annuity Date, the successor Contract Owner will receive any guaranteed annuity payments scheduled to continue. If the successor Owner dies before all of the guaranteed payments have been made, we will continue the guaranteed payments to the Beneficiary(ies). After annuity payments begin, upon the death of the Annuitant and any Joint Annuitant, we will make any remaining guaranteed payments to the Beneficiary. The amount and number of these guaranteed payments will depend on the Annuity Option in effect at the time of the Annuitant's death. After the Annuitant's death, any remaining guaranteed payments will be distributed at least as rapidly as under the method of distribution in effect at the Annuitant's death.


Certain Employee Benefit Plans. In some states, the Contracts offered by this prospectus contain life annuity tables that provide for different benefit payments to men and women of the same age. In certain employment-related situations, however, the U.S. Supreme Court's decision in Arizona Governing Committee v. Norris requires employers to use the same annuity tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate under Norris.

                             OTHER CONTRACT BENEFITS


Death Benefit:  General. We will pay a distribution on death, if:


(1)      the Contract is in force;

(2)      annuity payments have not begun; and

(3)      either:


         (a)      any Owner dies; or

         (b)      the Annuitant dies and the Owner is a non-living person.



Due Proof of Death.
A complete request for settlement of the death proceeds must be submitted before the Annuity Date. A complete request must include "Due Proof of Death". We will accept the following documentation as Due Proof of Death:

o    a certified original copy of the Death Certificate;

o    a certified copy of a court decree as to the finding of death; or

o a written statement of a medical doctor who attended the deceased at the time of death.

         In addition, in our discretion we may accept other types of proof.

Death Proceeds.
If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Surrender Value. We reserve the right to extend, on a nondiscriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as Death Proceeds and in no way restricts when the claim may be filed.

Death Benefit Amount.

The standard Death Benefit under the Contract is the greatest of the following:

(1) the total Purchase Payments, less a withdrawal adjustment for any prior partial withdrawals;

(2)  the Contract Value on the date as of which we calculate the Death Benefit.

(3)  the Surrender Value;

(4) the Contract Value on the seventh Contract Anniversary and each subsequent Contract Anniversary evenly divisible by seven, increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment for any partial withdrawals since that anniversary.

         The withdrawal adjustment for the Death Benefit will equal (a) divided by (b), with the result multiplied by (c), where:

(a)  = the withdrawal amount;

(b)  = the Contract Value immediately before the withdrawal; and

(c) = the value of the applicable Death Benefit immediately before the withdrawal.


As described in Optional Riders on page [ ], you may add optional riders that in some circumstances may increase the death benefit under your contract.

Death Benefit Payments

1.   If your spouse is the sole beneficiary:

     a.   Your spouse may elect to receive the Death Proceeds in a lump sum; or

     b. Your spouse may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions: The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

          i.   over the life of your spouse; or

          ii. for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

          iii. over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

     c. If your spouse chooses to continue the Contract, or does not elect one of these options, then the Contract will continue in the Accumulation Period as if the death had not occurred. If the Contract is continued in the Accumulation Period, the following conditions apply:

          Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Subaccounts. This excess will be allocated in proportion to your Contract Value in those Subaccounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the fixed account options will be allocated to the Money Market Subaccount. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

          i.   transfer all or a portion of the excess among the Subaccounts;

          ii. transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

          iii. transfer all or a portion of the excess into a combination of Subaccounts and the Guaranteed Maturity Fixed Account.

          Any such transfer does not count as the free transfer allowed each calendar month and is subject to any minimum allocation amount specified in your Contract.

          The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value Adjustment.

          Prior to the Annuity Date, the death benefit of the continued Contract will be as defined in the Death Benefit provision.

          Only one spousal continuation is allowed under this Contract.

          If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

2.   If the Beneficiary is not your spouse but is a living person:

     a.   The Beneficiary may elect to receive the Death Proceeds in a lump sum;
          or

     b. The Beneficiary may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

     The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

          i.   over the life of the Beneficiary; or

          ii. for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary; or

          iii. over the life of the Beneficiary with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary.

     c. If the Beneficiary does not elect one of the options above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Subaccount and the Contract Value will be adjusted accordingly. The beneficiary may exercise all rights as set forth in Transfer During the Accumulation Period on page [ ] and Transfer Fees on page [ ] during this 5 year period.

          The Beneficiary may not pay additional purchase payments into the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

          We reserve the right to offer additional options upon the death of the Contract Owner.

          If the Beneficiary dies before the complete liquidation of the Contract Value, then the Beneficiary's named Beneficiary(ies) will receive the greater of the Surrender Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

3.   If the Beneficiary is a corporation or other type of non-living person:

     a.   The Beneficiary may elect to receive the Death Proceeds in a lump sum;
          or

     b. If the Beneficiary does not elect to receive the option above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Subaccount. The beneficiary may exercise all rights as set forth in Transfer During the Accumulation Period on page [ ] and Transfer Fees on page [ ] during this 5-year period.

          The Beneficiary may not pay additional purchase payments into the contract under this election. Withdrawal charges will be waived during this 5 year period.

          We reserve the right to offer additional options upon Death of Owner.

     If any Beneficiary is a non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

Under any of these options, all contract rights, subject to any restrictions previously placed upon the Beneficiary, are available to the Beneficiary from the date of your death to the date on which the Death Proceeds are paid.


         Different rules may apply to Contracts issued in connection with Qualified Plans.


         We offer different optional riders under this Contract. If you elect an optional rider, we will charge you a higher mortality and expense charge. We may discontinue offering one or more Riders at any time. The benefits under the Riders are described below. The benefits in the riders discussed below may not be available in all states. Further they may be offered in certain states as a benefit of the base contract rather than as a separate rider. In those states, the expense charge will remain the same for the benefit.

Enhanced Death Benefit Rider: When you purchase your Contract, you may select the Enhanced Death Benefit Rider. If you are not an individual, the Enhanced Death Benefit applies only to the Annuitant's death. As described below, we will charge a higher mortality and expense risk charge if you select this Rider. If you select this rider, the Death Benefit will be the greater of the value provided in your Contract or the Enhanced Death Benefit. The Enhanced Death Benefit will be the greater of the Enhanced Death Benefit A or Enhanced Death Benefit B, defined below Enhanced Income Benefit Rider: When you purchase your Contract you may select the Enhanced Income Benefit Rider if available in your state. This rider is available if the oldest annuitant is age 75 or less at issue. If you select this rider, you may be able to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.


The Enhanced Income Benefit under this rider is equal to the greater of Enhanced Income Benefit A or Enhanced Income Benefit B, defined below, on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is:

(a)      on or after the tenth Contract Anniversary;
(b)      before the Annuitant's age 90; and
(c)      within a 30 day period on or following a Contract Anniversary.

On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for fixed payments on the basis guaranteed in the contract for either a single life with a period certain, or joint lives with a period certain of at least:

(a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity Date; or (b) 5 years, if the youngest Annuitant's age is greater than 80 on the Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.


The Enhanced Income Benefit under this Rider only applies to the determination of income payments under the income options described above. It is not a guarantee of Contract Value or performance. The benefit does not enhance the amounts paid in partial withdrawals, surrenders or death benefits. In addition, under some circumstances, you will receive higher initial income payments by applying your Contract Annuitized Value to one of the standard Annuity Options instead of utilizing this optional benefit. If you surrender your Contract, you will not receive any benefit under this Rider.


Enhanced Income Benefit A. At issue, the Enhanced Income Benefit A is equal to the initial purchase payment. After issue, Enhanced Income Benefit A is recalculated as follows:

o When you make a Purchase Payment, we will increase the Enhanced Income Benefit A by the amount of your Purchase Payment;

o When you make a withdrawal, we will decrease Enhanced Income Benefit A by a withdrawal adjustment as defined below;

o On each Contract Anniversary, the Enhanced Income Benefit A is equal to the greater of the Contract Value or the most recently calculated Enhanced Income Benefit A.

If you do not make any additional Purchase Payments or withdrawals, the Enhanced Income Benefit A will be the greatest of all Contract Anniversary Contract Values prior to the date we calculate the Enhanced Income Benefit.

We will continuously adjust Enhanced Income Benefit A as described above until the oldest Contract Owner's 85th birthday, or if the Contract Owner is not a living individual, the Annuitant's 85th birthday. Thereafter, we will adjust Enhanced Income Benefit A only for Purchase Payments and withdrawals.

Enhanced Income Benefit B. Enhanced Income Benefit B is equal to your total Purchase Payments reduced by any withdrawal adjustments, accumulated daily at an effective annual interest rate of 5% per year, until the earlier of:

(a)  the date we determine the income benefit;

(b) the first day of the month following the oldest Contract Owner's 85th birthday, or the first day of the month following the oldest Annuitant's 85th birthday, if the Contract Owner is not a living individual.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c) where,

(a)  is the withdrawal amount;

(b)  is the Contract Value immediately prior to the withdrawal;

(c) is the most recently calculated Enhanced Income Benefit A or B, as applicable.

Enhanced Death and Income Benefit Rider II: When you purchase your Contract and if available in your state, you may select the Enhanced Death and Income Benefit Rider II. This rider is available if the oldest annuitant is age 75 or less at issue. This rider provides the same Enhanced Death Benefit as the Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this rider is equal to the greater of Enhanced Death Benefit A or Enhanced Death Benefit B, defined below, on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is:

(a)      on or after the tenth Contract Anniversary;
(b)      before the Annuitant's age 90; and
(c)      within a 30 day period on or following a Contract Anniversary.

On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for fixed payments on the basis guaranteed in the contract for either a single life with a period certain, or joint lives with a period certain of at least:

(a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity Date; or (b) 5 years, if the youngest Annuitant's age is greater than 80 on the Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.

Enhanced Death and Income Benefit Rider. When you purchase your Contract and if available in your state, you may choose the Enhanced Death and Income Benefit Rider. Currently, this rider is only available in North Dakota. This rider provides the same Enhanced Death Benefit as the Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this rider is equal to the value of the Enhanced Death Benefit on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is on or after the tenth Contract Anniversary, but before the Annuitant's age 90. On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for payments guaranteed for either a single life with a period certain or joint lives with a period certain of at least:

(a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity Date; or (b) at least 5 years, if the youngest Annuitant's age is greater than 80 on the Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.


Enhanced Death Benefit A. At issue, Enhanced Death Benefit A is equal to the initial Purchase Payment. After issue, Enhanced Death Benefit A is adjusted whenever you pay a Purchase Payment or make a withdrawal and on each Contract Anniversary as follows:

- When you pay a Purchase Payment, we will increase Enhanced Death Benefit A by the amount of the Purchase Payment;

- When you make a withdrawal, we will decrease Enhanced Death Benefit A by a withdrawal adjustment, as described below; and

- On each Contract Anniversary, we will set Enhanced Death Benefit A equal to the greater of the Contract Value on that Contract Anniversary or the most recently calculated Enhanced Death Benefit A.


         If you do not pay any additional purchase payments or make any withdrawals, Enhanced Death Benefit A will equal the greatest of the Contract Value on the Issue Date and all Contract Anniversaries prior to the date we calculate any death benefit.


         We will continuously adjust Enhanced Death Benefit A as described above until the oldest Contract Owner's 85th birthday or, if the Contract Owner is not a living individual, the Annuitant's 85th birthday. Thereafter, we will adjust Enhanced Death Benefit A only for Purchase Payments and withdrawals.


Enhanced Death Benefit B. Enhanced Death Benefit B is equal to your total Purchase Payments, reduced by any withdrawal adjustments, accumulated daily at an effective annual rate of 5% per year, until the earlier of:


(a)  the date we determine the death benefit,

(b) the first day of the month following the oldest Contract owner's 85th birthday; or

(c) the first day of the month following the oldest Annuitant's 85th birthday, if the Contract Owner is a company or other legal entity.


Thereafter, we will only adjust Enhanced Death Benefit B to reflect additional Purchase Payments and withdrawals. Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any nonforfeiture laws that govern the Contract.

The withdrawal adjustment for both Enhanced Death Benefit A and Enhanced Death Benefit B will equal (a) divided by (b), with the result multiplied by (c), where:

(a)      = the withdrawal amount;

(b)      = the Contract Value immediately before the withdrawal; and

(c)      = the most recently calculated Enhanced Benefit A or B, as appropriate.



Beneficiary. You name the Beneficiary. You may name a Beneficiary in the application. You may also name one or more contingent Beneficiaries who are entitled to receive benefits under the contract if all primary Beneficiaries are deceased at the time a Contract Owner, or Annuitant if the Contract Owner is not a living person, dies. You may change the Beneficiary or add additional Beneficiaries at any time before the Annuity Date. We will provide a form to be signed and filed with us.

         Your changes in Beneficiary take effect when we accept them, effective as of the date you signed the form. Until we accept your change instructions, we are entitled to rely on your most recent instructions in our files. We are not liable for making a payment to a Beneficiary shown in our files or treating that person in any other respect as the Beneficiary prior to accepting a change. Accordingly, if you wish to change your beneficiary, you should deliver your instructions to us promptly.


         If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

o your spouse if he or she is still alive; or, if he or she is no longer alive,

o    your surviving children equally; or if you have no surviving children,

o    your estate.


Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Contract Owner or Annuitant, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original shares of the remaining beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share. Each Beneficiary will exercise all rights related to his or her share, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all beneficiaries will be considered to be non-living persons.

You may specify that the Death Benefit be paid under a specific income Plan by submitting a written request to our Service Center. If you so request, your Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written request, the change or restriction will take effect as of the date you signed the request.


         Different rules may apply to Contracts issued in connection with Qualified Plans.


Contract Loans For 401(a) and 403(b) Contracts. Subject to the restrictions described below, we will make loans to the Owner of a Contract used in connection with a Tax Sheltered Annuity Plan ("TSA Plan") under Section 403(b) of the Tax Code, or an Owner of a Contract purchased by a defined contribution plan qualified under Section 401(a) of the Tax Code (a "401 Plan") and issued under our prototype document. If the Contract is owned by a 401 Plan that is not issued under our prototype, you should contact the plan trustee to determine the availability of loans under the 401 Plan. Loans are not available under Non-Qualified Contracts. We will only make loans after the free look period and before annuitization. All loans are subject to the terms of the Contract, the relevant Plan, and the Tax Code, which impose restrictions on loans.


         We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the Surrender Value of your Contract on the date of the loan. In addition, we will not make a loan to you if the total of the requested loan and all of the plan participant's Contract loans under TSA plans and 401 plans is more than the lesser of (a) or (b) where:

(a) equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

(b)  equals the greater of $10,000 or 1/2 of the Surrender Value.

         The minimum loan amount is $1,000.

         To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Loans made before the Annuity Date are generally treated as distributions under the Contract, and may be subject to withholding and tax penalties for early distributions. Some of these requirements are stated in Section 72 of the Tax Code and Title 1 of ERISA. Please seek advice from your plan administrator or tax advisor.

         When we make a loan, we will transfer an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan. We will transfer to the Loan Account amounts from the Separate Account in proportion to the assets in each Subaccount. If your loan amount is greater than your Contract Value in the Subaccounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account Options. If your loan amount is greater than your contract value in the subaccounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account Option.

         We will not charge a Withdrawal Charge on the loan or on the transfer from the Subaccounts or the Fixed Account. We may, however, apply a Market Value Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount.

         We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or
(b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Subaccounts.

         When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

         We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

         (1) the Death Benefit;

         (2) surrender proceeds;

         (3) the amount available for partial withdrawal; and

         (4) the amount applied on the Annuity Date to provide annuity payments.

         Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

         You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise.

         If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount, incur the early withdrawal tax penalty, and be subject to mandatory 20% federal withholding. We will capitalize interest on a loan in default.

         If the total loan balance exceeds the Surrender Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

         We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

Withdrawals (Redemptions). Except as explained below, you may redeem a Contract for all or a portion of its Contract Value before the Annuity Date. We may impose a Withdrawal Charge, which would reduce the amount paid to you upon redemption. The Withdrawal Charges are described on page [ ]. Withdrawals from the Fixed Account may be increased or decreased by a Market Value Adjustment, as described in "Market Value Adjustment" on page [ ].

         In general, you must withdraw at least $50 at a time. You may also withdraw a lesser amount if you are withdrawing your entire interest in a Subaccount. If your request for a partial withdrawal would reduce the Contract Value to less than $500, we may treat it as a request for a withdrawal of your entire Contract Value, as described in "Minimum Contract Value" on page [ ]. Your Contract will terminate if you withdraw all of your Contract Value.

         We may be required to withhold 20% of withdrawals and distributions from Contracts issued in connection with certain Qualified Plans, as described on page [ ]. Withdrawals also may be subject to a 10% penalty tax, as described on page [ ].

         To make a withdrawal, you must send us a written withdrawal request or systematic withdrawal program enrollment form. You may obtain the required forms from us at the address and phone number given on the first page of this prospectus.

         For partial withdrawals, you may allocate the amount among the Subaccounts and the Fixed Accounts. If we do not receive allocation instructions from you, we usually will allocate the partial withdrawal proportionately among the Subaccounts and the Guaranteed Maturity Fixed Account Options based upon the balance of the Subaccounts and the Guaranteed Maturity Fixed Account Options, with any remainder being distributed from the Dollar Cost Averaging Fixed Account Option. You may not make a partial withdrawal from the Fixed Account in an amount greater than the total amount of the partial withdrawal multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the partial withdrawal.

         If you request a total withdrawal, you must send us your Contract. The Surrender Value will equal the Contract Value minus any applicable Withdrawal Charge and adjusted by any applicable Market Value Adjustment. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract as described on page [ ]. We determine the Surrender Value based on the Contract Value next computed after we receive a properly completed surrender request. We will usually pay the Surrender Value within seven days after the day we receive a completed request form. However, we may suspend the right of withdrawal from the Separate Account or delay payment for withdrawals for more than seven days in the following circumstances:

(1) whenever the New York Stock Exchange ("NYSE") is closed (other than customary weekend and holiday closings);

(2) when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Separate Account's investments or determination of Accumulation Unit Values is not reasonably practicable; or

(3)  at any other time permitted by the SEC for your protection.

         In addition, we may delay payment of the Surrender Value in the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment from the Fixed Account for more than 30 days, we will pay interest as required by applicable law.

         You may withdraw amounts attributable to contributions made pursuant to a salary reduction agreement (in accordance with Section 403(b)(11) of the Tax
Code) only in the following circumstances:

(1)  when you attain age 59 1/2;

(2)  when you terminate your employment with the plan sponsor;

(3)  upon your death;

(4)  upon your disability as defined in Section 72(m)(7) of the Tax Code; or

(5)  in the case of hardship.

         If you seek a hardship withdrawal, you may only withdraw amounts attributable to your Purchase Payments; you may not withdraw any earnings. These limitations on withdrawals apply to:

(1)  salary reduction contributions made after December 31, 1988;

(2)  income attributable to such contributions; and

(3)  income attributable to amounts held as of December 31, 1988.

         The limitations on withdrawals do not affect transfers between certain Qualified Plans. Additional restrictions and limitations may apply to distributions from any Qualified Plan. Tax penalties may also apply. You should seek tax advice regarding any withdrawals or distributions from Qualified Plans.


Systematic Withdrawal Program. If your Contract was issued in connection with a Non-Qualified Annuity or IRA, you may participate in our Systematic Withdrawal Program. You must complete an enrollment form and send it to us. You must complete the withholding election section of the enrollment form before the systematic withdrawals will begin. You may choose withdrawal payments of a flat dollar amount, earnings, or a percentage of Purchase Payments. You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis. Systematic withdrawals will be deducted from your Subaccount and Fixed Account balances, excluding the Dollar Cost Averaging Fixed Account, on a pro rata basis.

         Depending on fluctuations in the net asset value of the Subaccounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. The minimum amount of each systematic withdrawal is $50.

         We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

ERISA Plans. A married participant may need spousal consent to receive a distribution from a Contract issued in connection with a Qualified Plan or a Non-Qualified Plan covered by to Title 1 of ERISA. You should consult an adviser.

Minimum Contract Value. If as a result of withdrawals your Contract Value would be less than $500 and you have not made any Purchase Payments during the previous three full calendar years, we may terminate your Contract and distribute its Surrender Value to you. Before we do this, we will give you 60 days notice. We will not terminate your Contract on this ground if the Contract Value has fallen below $500 due to either a decline in Accumulation Unit Value or the imposition of fees and charges. In addition, in some states we are not permitted to terminate Contracts on this ground. Different rules may apply to Contracts issued in connection with Qualified Plans.

                                CONTRACT CHARGES

We assess charges under the Contract in three ways:

(1) as deductions from Contract Value for contract maintenance charges and, if applicable, for premium taxes;


(2) as charges against the assets of the Separate Account for administrative expenses and for the assumption of mortality and expense risks; and


(3) as Withdrawal Charges (contingent deferred sales charges) subtracted from withdrawal and surrender payments.

         In addition, certain deductions are made from the assets of the Portfolios for investment management fees and expenses. Those fees and expenses are summarized in the Fee Tables on page [ ], and described more fully in the Prospectuses and Statements of Additional Information for the Portfolios.

Mortality and Expense Risk Charge. We deduct a mortality and expense risk charge from each Subaccount during each Valuation Period. The mortality and expense risk charge is equal, on an annual basis, to 1.15% of the average net asset value of each Subaccount. The mortality risks arise from our contractual obligations:

(1) to make annuity payments after the Annuity Date for the life of the Annuitant(s);

(2)  to waive the Withdrawal Charge upon your death; and

(3) to provide the Death Benefit prior to the Annuity Date. A detailed explanation of the Death Benefit may be found beginning on page [ ].

         The expense risk is that it may cost us more to administer the Contracts and the Separate Account than we receive from the contract maintenance charge and the administrative expense charge. We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Period and the Annuity Period.

         If you select the Enhanced Death Benefit Rider, your mortality and expense risk charge will be 1.35% of average net asset value of each Subaccount. If you select the Enhanced Income Rider, your mortality and expense risk charge will be 1.50% of average daily net asset value of each Subaccount. If you select the Enhanced Death and Income Benefit Rider, your mortality and expense risk charge will be 1.55% of average daily net asset value of each Subaccount. If you select the Enhanced Death and Income Benefit Rider II, your mortality and expense risk charge will be 1.70% of average daily net asset value of each Subaccount. We charge a higher mortality and expense risk charge for the Riders to compensate us for the additional risk that we accept by providing the Riders. We will calculate a separate Accumulation Unit Value for the base Contract, and for Contracts with each type of Rider, in order to reflect the difference in the mortality and expense risk charges.

Administrative Charges.

Contract Maintenance Charge. We charge an annual contract maintenance charge of $35 on your Contract. The amount of this charge is guaranteed not to increase. This charge reimburses us for our expenses incurred in maintaining your Contract.

         Before the Annuity Date, we assess the contract maintenance charge on each Contract Anniversary. To obtain payment of this charge, on a pro rata basis we will allocate this charge among the Subaccounts to which you have allocated your Contract Value, and redeem Accumulation Units accordingly. We will waive this charge if you pay more than $50,000 in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account. If you surrender your Contract, we will deduct the full $35 charge as of the date of surrender, unless your Contract qualifies for a waiver.

         After the Annuity Date and if allowed in your state, we will subtract this charge in equal parts from each of your annuity payments. We will waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all of your annuity payments are Fixed Annuity payments.

Administrative Expense Charge. We deduct an administrative expense charge from each Subaccount during each Valuation Period. This charge is equal, on an annual basis, to 0.10% of the average net asset value of the Subaccounts. This charge is designed to compensate us for the cost of administering the Contracts and the Separate Account. The administrative expense charge is assessed during both the Accumulation Period and the Annuity Period.

Transfer Fee. We currently are waiving the transfer fee. The Contract, however, permits us to charge a transfer fee of $10 on the second and each subsequent transaction in each calendar month in which transfer(s) are effected between Subaccount(s) and/or the Fixed Account. We will notify you if we begin to charge this fee. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Portfolio Rebalancing program.

         The transfer fee will be deducted from Contract Value that remains in the Subaccount(s) or Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will deduct the fee from the transferred amount.

Sales Charges.

Withdrawal Charge. We may charge a Withdrawal Charge, which is a contingent deferred sales charge, upon certain withdrawals.

         As a general rule, the Withdrawal Charge equals a percentage of Purchase Payments withdrawn that are: (a) less than seven years old; and (b) not eligible for a free withdrawal. The applicable percentage depends on how many years ago you made the Purchase Payment being withdrawn, as shown in this chart:



                                                                                                                   PERCENTAGE
CONTRIBUTION YEAR

First and Second                                            7%
Third and Fourth                                            6%
Fifth                                                       5%
Sixth                                                       4%
Seventh                                                     3%
Eighth and later                                            0%


         When we calculate the Withdrawal Charge, we do not take any applicable Market Value Adjustment into consideration.

         We subtract the Withdrawal Charge from the Contract Value remaining after your withdrawal. As a result, the decrease in your Contract Value will be greater than the withdrawal amount requested and paid.

         For purposes of determining the Withdrawal Charge, the Contract Value is deemed to be withdrawn in the following order:

First. Earnings - the current Contract Value minus all Purchase Payments that have not previously been withdrawn;

Second. "Old Purchase Payments" - Purchase Payments received by us more than seven years before the date of withdrawal that have not been previously withdrawn;

Third. Any additional amounts available as a "Free Withdrawal," as described on page [ ];

Fourth. "New Purchase Payments" - Purchase Payments received by us less than seven years before the date of withdrawal. These Payments are deemed to be withdrawn on a first-in, first-out basis.

         No Withdrawal Charge is applied in the following situations:

o    on annuitization;

o    the payment of a death benefit;

o    a free withdrawal amount, as described on page [ ];

o certain withdrawals for Contracts issued under 403(b) plans or 401 plan under our prototype as described on page [ ];

o    withdrawals taken to satisfy IRS minimum distribution rules;

o withdrawals that qualify for one of the waiver benefits described on page [ ]; and

o withdrawal under Contracts issued to employees of Lincoln Benefit Life Company or its affiliates, Surety Life Insurance Company and Allstate Financial Services, L.L.C., or to their spouses or minor children if those individuals reside in the State of Nebraska.

         We will never waive or eliminate a Withdrawal Charge where such waiver or elimination would be unfairly discriminatory to any person or where it is prohibited by state law.

         We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.


         Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. The amount of your withdrawal may be affected by a Market Value Adjustment. Additional restrictions may apply to Contracts held in Qualified Plans. We outline the tax requirements applicable to withdrawals on page [ ]. You should consult your own tax counsel or other tax advisers regarding any withdrawals.


Free Withdrawal. Withdrawals of the following amounts are never subject to the Withdrawal Charge:

o In any Contract Year, the greater of: (a) earnings that have not previously been withdrawn; or (b) 15 percent of New Purchase Payments; and

o    Any Old Purchase Payments that have not been previously withdrawn.

         However, even if you do not owe a Withdrawal Charge on a particular withdrawal, you may still owe taxes or penalty taxes, or be subject to a market Value Adjustment. The tax treatment of withdrawals is summarized on page [ ].

Waiver Benefits

General. If approved in your state, we will offer the three waiver benefits described below. In general, if you qualify for one of these benefits, we will permit you to make one or more partial or full withdrawals without paying any otherwise applicable Withdrawal Charge or Market Value Adjustment. While we have summarized those benefits here, you should consult your Contract for the precise terms of the waiver benefits.

         Some Qualified Plans may not permit you to utilize these benefits. Also, even if you do not need to pay our Withdrawal Charge because of these benefits, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.

Confinement Waiver Benefit. Under this benefit, we will waive the Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if the following conditions are satisfied:


(1) Any Contract owner or the Annuitant, if the Contract is owned by a company or other legal entity, is confined to a long term care facility or a hospital for at least 90 consecutive days. The Owner or Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

(2) You request the withdrawal no later than 90 days following the end of the Owner or Annuitant's stay at the long term care facility or hospital. You must provide written proof of the stay with your withdrawal request; and


(3) A physician must have prescribed the stay and the stay must be medically necessary.


         You may not claim this benefit if the physician prescribing the Owner or Annuitant's stay in a long term care facility is the Owner or Annuitant or a member of the Owner or Annuitant's immediate family.

Terminal Illness Waiver Benefit. Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if, at least 30 days after the Issue Date, you, or the Annuitant if the Owner is not a living person, are diagnosed with a terminal illness. We may require confirmation of the diagnosis as provided in the Contract.


Unemployment Waiver Benefit. Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on one partial or full withdrawal from your Contract, if you meet the following requirements:


(1)  you become unemployed at least 1 year after the Issue Date;

(2) you receive unemployment compensation for at least 30 consecutive days as a result of that unemployment; and


(3) you claim this benefit within 180 days of your initial receipt of unemployment compensation.

You  may exercise this benefit once before the Annuity Date.

Waiver of Withdrawal Charge For Certain Qualified Plan Withdrawals. For Contracts issued under a Section 403(b) plan or a Section 401 plan under our prototype, we will waive the Withdrawal Charge when:

(1) the Annuitant becomes disabled (as defined in Section 72(m)(7)) of the Tax Code;

(2) the Annuitant reaches age 59 1/2 and at least 5 Contract Years have passed since the Contract was issued;

(3)  at least 15 Contract Years have passed since the Contract was issued.

         Our prototype is a Section 401 Defined Contribution Qualified Retirement plan. This plan may be established as a Money Purchase plan, a Profit Sharing plan, or a paired plan (Money Purchase and Profit Sharing). For more information about our prototype plan, call us at 1-800-525-9287.

Premium Taxes. We will charge premium taxes or other state or local taxes against the Contract Value, including Contract Value that results from amounts transferred from existing policies (Section 1035 exchange) issued by us or other insurance companies. Some states assess premium taxes when Purchase Payments are made; others assess premium taxes when annuity payments begin. We will deduct any applicable premium taxes upon full surrender, death, or annuitization. Premium taxes generally range from 0% to 3.5%.

Deduction For Separate Account Income Taxes. We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account. We will deduct for any taxes we incur as a result of the operation of the Separate Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Tax Code is briefly described in the Statement of Additional Information.

Other Expenses. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Subaccounts to which you allocate your Contract value. For a summary of current estimates of those charges and expenses, see page [ ]. For more detailed information about those charges and expenses, please refer to the prospectuses for the appropriate Portfolios. We may receive compensation from the investment advisers or administrators or the Portfolios in connection with administrative service and cost savings experienced by the investment advisers or administrators.

                               FEDERAL TAX MATTERS

Introduction



THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. LINCOLN BENEFIT MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


                    TAXATION OF LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code. Since the Separate Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately as a "Regulated Investment Company" under Subchapter M of the Code. Investment income and realized capital gains of the Separate Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Lincoln Benefit believes that the Separate Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Separate Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Separate Account, then Lincoln Benefit may impose a charge against the Separate Account in order to make provision for such taxes.


                        TAXATION OF ANNUITIES IN GENERAL
TAX DEFERRAL.
Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

1.   the owner is a natural person,

2. the investments of the Separate Account are "adequately diversified" according to Treasury Department regulations, and

3. Lincoln Benefit is considered the owner of the Separate Account assets for federal income tax purposes.

NON-NATURAL OWNERS.
As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE
There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the Contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) Contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain Qualified Contracts; (3) Contracts purchased by employers upon the termination of certain qualified plans; (4) certain Contracts used in connection with structured settlement agreements, and (5) immediate annuity Contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

DIVERSIFICATION REQUIREMENTS.
For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Separate Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Separate Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the owner during the taxable year. Although Lincoln Benefit does not have control over the Funds or their investments, we expect the Funds to meet the diversification requirements.

OWNERSHIP TREATMENT.
The IRS has stated that a Contract Owner will be considered the owner of Separate Account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the Separate Account investments may cause a Contract Owner to be treated as the owner of the Separate Account. The Treasury Department also stated that future guidance would be issued regarding the extent that Owners could direct sub-account investments without being treated as Owners of the underlying assets of the Separate Account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that Contract Owners were not Owners of separate account assets. For example, you have the choice to allocate premiums and Contract Values among a broader selection of investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Separate Account assets would be includible in your gross income. Lincoln Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Separate Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS
If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS
Generally, the rule for income taxation of annuity payments received from a nonqualified contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The Federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

DISTRIBUTION AT DEATH RULES

In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

(1) if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner's death;

(2) if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

(3) if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS
Death Benefit amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS
A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

1.   made on or after the date the Contract Owner attains age 59 1/2,

2. made as a result of the Contract Owner's death or becoming totally disabled,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Contract beneficiary,

4.   made under an immediate annuity, or

5.   attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS
With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

TAX FREE EXCHANGES UNDER IRC SECTION 1035
A 1035 exchange is a tax-free exchange of a non-Qualified life insurance contract, endowment contract or annuity contract for a new non-Qualified annuity contract. The Contract Owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

TAXATION OF OWNERSHIP CHANGES
If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax. Currently we do not allow assignments.

AGGREGATION OF ANNUITY CONTRACTS
The Code requires that all non-qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING
Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.


                             TAX QUALIFIED CONTRACTS

The income on qualified plan and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA. Contracts may be used as investments with certain qualified plans such as:

- Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the Code;

-    Roth IRAs under Section 408A of the Code;

-    Simplified Employee Pension Plans under Section 408(k) of the Code;

- Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section 408(p) of the Code;

-    Tax Sheltered Annuities under Section 403(b) of the Code;

- Corporate and Self Employed Pension and Profit Sharing Plans under Sections 401 and 403; and

-    State  and  Local   Government   and   Tax-Exempt   Organization   Deferred
     Compensation Plans under Section 457.

The Contract may be used with several types of qualified plans. Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above or to modify the Contract to conform with tax requirements. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and distributions that do not conform to specified commencement and minimum distribution rules.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM A QUALIFIED CONTRACT
If you make a partial withdrawal under a Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from qualified contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

- - made on or after the date the Contract Owner attains age 59 1/2,

- - made to a beneficiary after the Contract Owner's death,

- - attributable to the Contract Owner being disabled, or

- - made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS
Generally, qualified plans require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the contract. NOT ALL INCOME PLANS OFFERED UNDER THIS ANNUITY CONTRACT SATISFY THE REQUIREMENTS FOR MINIMUM DISTRIBUTIONS. BECAUSE THESE DISTRIBUTIONS ARE REQUIRED UNDER THE CODE AND THE METHOD OF CALCULATION IS COMPLEX, PLEASE SEE A COMPETENT TAX ADVISOR.

THE DEATH BENEFIT AND QUALIFIED CONTRACTS
Pursuant to the Code and IRS regulations, an IRA may not invest in life insurance contracts. However, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. It is possible that the Death Benefit could be viewed as violating the prohibition on investment in life insurance contracts, with the result that the Contract would not satisfy the requirements of an IRA.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM QUALIFIED CONTRACTS
A 10% penalty tax applies to the taxable amount of any premature distribution from a Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

1.   made on or after the date the Contract Owner attains age 59 1/2,

2.   made as a result of the Contract Owner's death or total disability,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Contract beneficiary,

4.   made pursuant to an IRS levy,

5.   made for certain medical expenses,

6. made to pay for health insurance premiums while unemployed (only applies for IRAs),

7.   made for qualified higher education expenses (only applies for IRAs), and

8. made for a first time home purchase (up to a $10,000 lifetime limit and only applies for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax. You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON QUALIFIED CONTRACTS
With respect to Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

INCOME TAX WITHHOLDING ON QUALIFIED CONTRACTS
Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1.   required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or,

3. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

4.   hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates from all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

INDIVIDUAL RETIREMENT ANNUITIES
Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES
Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

SIMPLIFIED EMPLOYEE PENSION PLANS
Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS)
Sections 408(p) and 401(k) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an IRA or as a
Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAs (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES
Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

- - attains age 59 1/2,

- - separates from service,

- - dies,

- - becomes disabled, or

- - incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the contract value to another 403(b) plan.


CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS
Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees. Such retirement plans (commonly referred to as "H.R.10" or "Keogh") may permit the purchase of annuity contracts.

STATE AND LOCAL  GOVERNMENT AND TAX-EXEMPT  ORGANIZATION  DEFERRED  COMPENSATION
PLANS

Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan.


                       DESCRIPTION OF LINCOLN BENEFIT LIFE
                        COMPANY AND THE SEPARATE ACCOUNT

Lincoln Benefit Life Company. Lincoln Benefit Life Company is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 2940 South 84th Street, Lincoln, Nebraska, 68506-4142. Lincoln Benefit is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life" or "ALIC"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company ("AIC"), a stock property-liability insurance company incorporated under the laws of Illinois. All outstanding capital stock of Allstate is owned by The Allstate Corporation ("Allstate").

         We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We intend to market the Contract everywhere we conduct variable annuity business. The Contracts offered by this prospectus are issued by us and will be funded in the Separate Account and/or the Fixed Account.

         Under our reinsurance agreements with Allstate Life, substantially all contract related transactions are transferred to Allstate Life. Through our reinsurance agreements with Allstate Life, substantially all of the assets backing our reinsured liabilities are owned by Allstate Life. These assets represent our general account and are invested and managed by Allstate Life. Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our consolidated financial statements. The amounts reflected in our consolidated financial statements relate only to the investment of those assets of Lincoln Benefit that are not transferred to Allstate Life under the reinsurance agreements. While the reinsurance agreements provide us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

         Under the Company's reinsurance agreements with ALIC, the Company reinsures all reserve liabilities with ALIC except for variable contracts. The Company's variable contract assets and liabilities are held in legally-segregated, unitized Separate Accounts and are retained by the Company. However, the transactions related to such variable contracts such as premiums, expenses and benefits are transferred to ALIC.

         Lincoln Benefit is highly rated by independent agencies, including A.M. Best, Moody's, and Standard & Poor's. These ratings are based on our reinsurance agreement with Allstate Life, and reflect financial soundness and strong operating performance. The ratings are not intended to reflect the financial strength or investment experience of the Separate Account. We may from time to time advertise these ratings in our sales literature.

Separate Account. Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The Separate Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Separate Account or Lincoln Benefit.

         We own the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

         The Separate Account is divided into Subaccounts. The assets of each Subaccount are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Separate Account, its Subaccounts or the Portfolios. Values allocated to the Separate Account and the amount of Variable Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Separate Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Separate Account.

         We have included additional information about the Separate Account in the Statement of Additional Information. You may obtain a copy of the Statement of Additional Information by writing to us or calling us at 1-800-525-9287. We have reproduced the Table of Contents of the Statement of Additional Information on page [ ].

State Regulation of Lincoln Benefit. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. We also are examined periodically by the NAIC. Our books and records are subject to review by the Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

Financial Statements. The financial statements of Lincoln Benefit and the Separate Account are set forth in the Statement of Additional Information.

                                 ADMINISTRATION

We have primary responsibility for all administration of the Contracts and the Separate Account. Our mailing address is P.O. Box 82532, Lincoln, Nebraska 68501-2532.

         We provide the following administrative services, among others: issuance of the Contracts; maintenance of Contract Owner records; Contract Owner services; calculation of unit values; maintenance of the Separate Account; and preparation of Contract Owner reports.

         We will send you Contract statements and transaction confirmations at least quarterly. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

         We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

                             MARKET TIMING AND ASSET
                               ALLOCATION SERVICES

Certain third parties offer market timing and asset allocation services in connection with the Contracts. In certain situations, we will honor transfer instructions from third party market timing and asset allocation services if they comply with our administrative systems, rules and procedures, which we may modify at any time. If allowed in your state, at our discretion, we may limit or refuse transfers due to excessive trading. See Excessive Trading Limits on page [ ]. PLEASE NOTE that fees and charges assessed for third party market timing and asset allocation services are separate and distinct from the Contract fees and charges set forth herein. We neither recommend nor discourage the use of market timing and asset allocation services.

                            DISTRIBUTION OF CONTRACTS

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 6% of all Purchase Payments (on a present value basis). From time to time, we may offer additional sales incentives of up to 1% of Purchase Payments to broker-dealers who maintain certain sales volume levels. We do not pay commission on Contract sales to our employees, our affiliate's employees or their spouses or minor children.

         ALFS, Inc. ("ALFS") located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ALFS, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc.

         Lincoln Benefit does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.

                                LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. Lincoln Benefit and its subsidiaries are engaged in routine lawsuits which, in our management's judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.

                                  LEGAL MATTERS


All matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by William F. Emmons, Vice President, Assistant General Counsel and Assistant Secretary of Lincoln Benefit. Legal matters relating to the federal securities laws in connection with the Contracts described in this prospectus are being passed upon by the law firm of Jorden Burt LLP, 1025 Thomas Jefferson St., East Lobby-Suite 400, Washington, D.C. 20007-0805.


                       ANNUAL REPORTS AND OTHER DOCUMENTS


Lincoln Benefit's annual report on Form 10-K for the year ended December 31, 2001 is incorporated herein by reference, which means that it is legally a part of this prospectus.


         After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

         Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.

         We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000910069. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. the address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

         If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Lincoln Benefit Life Company, 2940 South 84th Street, Lincoln, Nebraska, 68516 or 800-525-9287.

                             REGISTRATION STATEMENT

We have filed a registration statement with the SEC, under the Securities Act of 1933 as amended, with respect to the Contracts offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Separate Account, Lincoln Benefit, and the Contracts. The descriptions in this prospectus of the Contracts and other legal instruments are summaries. You should refer to those instruments as filed for the precise terms of those instruments. You may inspect and obtain copies of the registration statement as described on the cover page of this prospectus.

                                    EXPERTS

The financial statements of Lincoln Benefit as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 and the related financial statement schedule incorporated herein by reference from the Annual Report on Form 10-K of Lincoln Benefit and the Statement of Additional Information have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the Separate Account as of December 31, 2001 and for each of the periods in the two years then ended incorporated herein by reference from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.




                                   APPENDIX A
                            Accumulation Unit Values
                                  Basic Policy




                                                                Accumulation Unit  Accumulation Unit     Number of Units
                                                                Value(1) Beginning       Value        Outstanding at End of
Fund(2)                                                                                  Ending                Year           Year


Alger American Growth........................................                13.26              11.54                996,256    2001
                                                                             15.75              13.26              1,121,843    2000
                                                                             11.93              15.75                624,209    1999
                                                                                10              11.93                 51,133    1998
Alger American Income and Growth.............................                15.77              13.34                888,850    2001
                                                                             16.17              15.77                853,586    2000
                                                                             11.50              16.17                402,339    1999
                                                                                10              11.50                 24,310    1998
Alger American Leveraged AllCap..............................                16.72              13.88                560,418    2001
                                                                             22.52              16.72                682,579    2000
                                                                             12.81              22.52                276,291    1999
                                                                                10              12.81                 16,931    1998
Alger American MidCap Growth.................................                16.28              15.03                515,103    2001
                                                                             15.10              16.28                613,187    2000
                                                                             11.60              15.10                133,411    1999
                                                                                10              11.60                  1,813    1998
Alger American Small Capitalization..........................                11.52               8.02                328,999    2001
                                                                             16.02              11.52                249,260    2000
                                                                             11.31              16.02                 77,078    1999
                                                                                10              11.31                  5,133    1998
Federated High Income Bond II................................                 8.94               8.95                785,823    2001
                                                                              9.95               8.94                340,164    2000
                                                                              9.85               9.95                196,572    1999
                                                                                10               9.85                 47,674    1998
Federated U.S. Gov't Securities II...........................                11.05              11.67              1,994,814    2001
                                                                             10.08              11.05                406,015    2000
                                                                             10.27              10.08                175,793    1999
                                                                                10              10.27                 36,743    1998
Federated Utility II.........................................                10.06               8.57                420,723    2001
                                                                             11.18              10.06                401,376    2000
                                                                             11.13              11.18                198,037    1999
                                                                                10              11.13                 35,130    1998
Fidelity Asset Manager.......................................                11.25              10.65                334,328    2001
                                                                             11.85              11.25                278,326    2000
                                                                             10.80              11.85                154,441    1999
                                                                                10              10.80                 12,172    1998
Fidelity Contrafund..........................................                12.97              11.24              1,006,844    2001
                                                                             14.06              12.97              1,001,494    2000
                                                                             11.46              14.06                548,967    1999
                                                                                10              11.46                 28,065    1998
Fidelity Equity-Income.......................................                12.18              11.43              1,289,762    2001
                                                                             11.37              12.18              1,208,699    2000
                                                                             10.83              11.37                616,769    1999
                                                                                10              10.83                 39,303    1998
Fidelity Growth..............................................                13.87              11.28              1,366,004    2001
                                                                             15.78              13.87              1,300,830    2000
                                                                             11.62              15.78                541,326    1999
                                                                                10              11.62                 13,317    1998
Fidelity Index 500...........................................                12.11              10.51              2,032,615    2001
                                                                             13.52              12.11              1,795,382    2000
                                                                             11.36              13.52                983,492    1999
                                                                                10              11.36                 67,638    1998
Fidelity Money Market........................................                11.07              11.39              2,969,960    2001
                                                                             10.54              11.07              2,194.471    2000
                                                                             10.15              10.54              1,451,852    1999
                                                                                10              10.15                 69,742    1998
Fidelity Overseas............................................                11.81               9.20                137,725    2001
                                                                             14.79              11.81                132,253    2000
                                                                             10.50              14.79                 26,260    1999
                                                                                10              10.50                 77,591    1998
Janus Aspen Aggressive Growth................................                18.39              11.00                926,849    2001
                                                                             27.32              18.39              1,027,581    2000
                                                                             12.27              27.32                440,699    1999
                                                                                10              12.27                  4,895    1998
Janus Aspen Balanced.........................................                14.12              13.29              1,844,409    2001
                                                                             14.63              14.12              1,595,397    2000
                                                                             11.69              14.63                722,058    1999
                                                                                10              11.69                 39,593    1998
Janus Aspen Flexible Income..................................                10.80              11.49                418,584    2001
                                                                             10.29              10.80                218,753    2000
                                                                             10.25              10.29                197,019    1999
                                                                                10              10.25                 52,969    1998
Janus Aspen Growth...........................................                14.23              10.57              1,856,493    2001
                                                                             16.86              14.23              1,955,539    2000
                                                                             11.86              16.86                927,469    1999
                                                                                10              11.86                 35,519    1998
Janus Aspen Worldwide Growth.................................                14.45              11.07              2,316,369    2001
                                                                             17.35              14.45              2,485,879    2000
                                                                             10.68              17.35                931,544    1999
                                                                                10              10.68                 64,108    1998
MFS Emerging Growth..........................................                16.28              10.69                331,023    2001
                                                                             20.50              16.28                274,444    2000
                                                                             11.75              20.50                114,684    1999
                                                                                10              11.75                  5,861    1998
MFS Investors Trust..........................................                11.63               9.66                295,343    2001
                                                                             11.80              11.63                217,691    2000
                                                                             11.20              11.80                133,121    1999
                                                                                10              11.20                 10,591    1998
MFS New Discovery............................................                18.82              17.65                188,675    2001
                                                                             19.44              18.82                219,172    2000
                                                                             11.35              19.44                 55,274    1999
                                                                                10              11.35                    842    1998
MFS Research.................................................                12.75               9.92                207,793    2001
                                                                             13.57              12.75                240,203    2000
                                                                             11.08              13.57                 75,847    1999
                                                                                10              11.08                  8,940    1998
MFS Total Return.............................................                12.38              12.25                436,363    2001
                                                                             10.80              12.38                207,489    2000
                                                                             10.61              10.80                118,240    1999
                                                                                10              10.61                 11,410    1998
Scudder Balanced.............................................                12.17              11.29                678,492    2001
                                                                             12.57              12.17                454,673    2000
                                                                             11.04              12.57                220,270    1999
                                                                                10              11.04                  9,569    1998
Scudder Bond.................................................                10.88              11.36                507,663    2001
                                                                              9.97              10.88                155,500    2000
                                                                             10.19               9.97                123,093    1999
                                                                                10              10.19                 24,670    1998
Scudder Global Discovery.....................................                16.51              12.29                103,294    2001
                                                                             17.65              16.51                114,023    2000
                                                                             10.77              17.65                 43,091    1999
                                                                                10              10.77                  1,630    1998
Scudder Growth with Income...................................                10.66               9.34                218,214    2001
                                                                             11.02              10.66                192,522    2000
                                                                             10.52              11.02                138,946    1999
                                                                                10              10.52                  8,690    1998
Scudder International........................................                12.25               8.36                100,581    2001
                                                                             15.84              12.25                113,301    2000
                                                                             10.38              15.84                 56,287    1999
                                                                                10              10.38                    181    1998
STI Capital Appreciation.....................................                10.26               9.59                 42,077    2001
                                                                             10.08              10.26                 23,194    2000
                                                                                10              10.08                 20,427    1999
STI International Equity.....................................                10.02               8.18                 88,369    2001
                                                                             10.51              10.02                  1,718    2000
                                                                                10              10.51                     21    1999
STI Value Income Stock.......................................                 9.42               9.20                196,823    2001
                                                                              8.64               9.42                 10,105    2000
                                                                                10               8.64                  8,610    1999
Strong MidCap Growth II......................................                18.00              12.31                366,656    2001
                                                                             21.40              18.00                466,775    2000
                                                                             11.41              21.40                164,207    1999
                                                                                10              11.41                  8,510    1998
Strong Opportunity II........................................                15.34              14.59                322,014    2001
                                                                             14.57              15.34                168,801    2000
                                                                             10.94              14.57                 46,155    1999
                                                                                10              10.94                    603    1998
T. Rowe Price Equity Income..................................                12.33              12.36                581,145    2001
                                                                             11.05              12.33                261,772    2000
                                                                             10.78              11.05                128,022    1999
                                                                                10              10.78                 14,739    1998
T. Rowe Price International Stock............................                11.52               8.85                 92,572    2001
                                                                             14.57              11.52                 65,454    2000
                                                                             10.78              14.57                 22,869    1999
                                                                                10              10.78                  2,401    1998
T. Rowe Price Mid-Cap Growth.................................                14.91              14.59                368,137    2001
                                                                             14.06              14.91                344,756    2000
                                                                             11.50              14.06                 85,857    1999
                                                                                10              11.50                  7,608    1998
T. Rowe Price New America Growth.............................                11.05               9.62                108,815    2001
                                                                             12.52              11.05                100,767    2000
                                                                             11.25              12.52                 57,131    1999
                                                                                10              11.25                  4,126    1998

-----------


     (1) Accumulation Unit Value: unit of measure used to calculate the value of a Contract Owner's interest in a Subaccount for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Administration Charge, and Administrative Expense Charge. The beginning value for 1998 reflects the Accumulation Unit Value as of August 17, 1998, the effective date of the Registration statement for this Contract.


     (2)  STI Classic Variable Trust Subaccounts were not available during 1998.

A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.

                            Accumulation Unit Values
                      Basic Policy plus Death Benefit Rider




                                                                Accumulation Unit  Accumulation Unit     Number of Units
                                                                Value(1) Beginning       Value        Outstanding at End of
Fund(2)                                                                                  Ending                Year           Year


Alger American Growth........................................                13.19              11.47                426,132    2001
                                                                             15.71              13.19                392,729    2000
                                                                             11.92              15.71                231,260    1999
                                                                                10              11.92                 15,244    1998
Alger American Income and Growth.............................                15.69              13.25                579,045    2001
                                                                             16.13              15.69                455,124    2000
                                                                             11.49              16.13                248,187    1999
                                                                                10              11.49                 20,131    1998
Alger American Leveraged AllCap..............................                16.64              13.79                220,051    2001
                                                                             22.46              16.64                218,773    2000
                                                                             12.80              22.46                 97,191    1999
                                                                                10              12.80                  4,249    1998
Alger American MidCap Growth.................................                16.20              14.93                247,339    2001
                                                                             15.06              16.20                210,363    2000
                                                                             11.59              15.06                 39,695    1999
                                                                                10              11.59                  8,615    1998
Alger American Small Capitalization..........................                11.46               7.96                120,316    2001
                                                                             15.98              11.46                 71,824    2000
                                                                             11.30              15.98                 33,114    1999
                                                                                10              11.30                  2,569    1998
Federated High Income Bond II................................                 8.90               8.89                174,251    2001
                                                                              9.92               8.90                 83,036    2000
                                                                              9.84               9.92                 64,354    1999
                                                                                10               9.84                  7,379    1998
Federated U.S. Gov't. Securities II..........................                10.99              11.60                328,232    2001
                                                                             10.05              10.99                 94,501    2000
                                                                             10.26              10.05                 90,255    1999
                                                                                10              10.26                 10,599    1998
Federated Utility II.........................................                10.01               8.51                222,626    2001
                                                                             11.15              10.01                206,040    2000
                                                                             11.13              11.15                149,567    1999
                                                                                10              11.13                 23,112    1998
Fidelity Asset Manager.......................................                11.19              10.58                130,300    2001
                                                                             11.82              11.19                125,550    2000
                                                                             10.80              11.82                 66,166    1999
                                                                                10              10.80                  7,062    1998
Fidelity Contrafund..........................................                12.91              11.16                609,613    2001
                                                                             14.02              12.91                536,494    2000
                                                                             11.45              14.02                262,116    1999
                                                                                10              11.45                 22,847    1998
Fidelity Equity-Income.......................................                12.12              11.35                699,174    2001
                                                                             11.34              12.12                528,647    2000
                                                                             10.82              11.34                375,346    1999
                                                                                10              10.82                 19,830    1998
Fidelity Growth..............................................                13.81              11.20                573,703    2001
                                                                             15.73              13.81                440,239    2000
                                                                             11.62              15.73                208,899    1999
                                                                                10              11.62                 11,279    1998
Fidelity Index 500...........................................                12.05              10.44              1,324,584    2001
                                                                             13.49              12.05              1,185,590    2000
                                                                             11.35              13.49                686,148    1999
                                                                                10              11.35                136,539    1998
Fidelity Money Market........................................                11.01              11.31                713,649    2001
                                                                             10.51              11.01                503,912    2000
                                                                             10.14              10.51                435,122    1999
                                                                                10              10.14                 53,103    1998
Fidelity Overseas............................................                11.76               9.13                 48,863    2001
                                                                             14.75              11.76                 65,348    2000
                                                                             10.49              14.75                 17,998    1999
                                                                                10              10.49                  2,466    1998
Janus Aspen Aggressive Growth................................                18.31              10.92                327,949    2001
                                                                             27.24              18.31                348,193    2000
                                                                             12.26              27.24                105,275    1999
                                                                                10              12.26                  4,799    1998
Janus Aspen Balanced.........................................                14.05              13.20              1,073,528    2001
                                                                             14.59              14.05                880,707    2000
                                                                             11.68              14.59                421,211    1999
                                                                                10              11.68                 18,636    1998
Janus Aspen Flexible Income..................................                10.74              11.41                201,415    2001
                                                                             10.26              10.74                 95,620    2000
                                                                             10.24              10.26                 50,882    1999
                                                                                10              10.24                  7,491    1998
Janus Aspen Growth...........................................                14.16              10.50                831,836    2001
                                                                             16.81              14.16                824,297    2000
                                                                             11.85              16.81                338,171    1999
                                                                                10              11.85                 14,182    1998
Janus Aspen Worldwide Growth.................................                14.38              10.99                882,326    2001
                                                                             17.30              14.38                825,885    2000
                                                                             10.68              17.30                411,137    1999
                                                                                10              10.68                 60,930    1998
MFS Emerging Growth..........................................                16.20              10.62                119,939    2001
                                                                             20.45              16.20                 95,426    2000
                                                                             11.74              20.45                 30,880    1999
                                                                                10              11.74                     91    1998
MFS Investors Trust..........................................                11.58               9.59                212,902    2001
                                                                             11.76              11.58                186,023    2000
                                                                             11.19              11.76                111,594    1999
                                                                                10              11.19                  8,633    1998
MFS New Discovery............................................                18.73              17.53                102,691    2001
                                                                             19.39              18.73                 92,514    2000
                                                                             11.34              19.39                 21,614    1999
                                                                                10              11.34                  2,858    1998
MFS Research.................................................                12.69               9.85                161,595    2001
                                                                             13.53              12.69                 88,470    2000
                                                                             11.07              13.53                 39,021    1999
                                                                                10              11.07                  2,305    1998
MFS Total Return.............................................                12.32              12.17                366,464    2001
                                                                             10.77              12.32                 99,543    2000
                                                                             10.60              10.77                 43,038    1999
                                                                                10              10.60                  8,539    1998
Scudder Balanced.............................................                12.11              11.21                262,478    2001
                                                                             12.54              12.11                213,125    2000
                                                                             11.03              12.54                111,209    1999
                                                                                10              11.03                  4,128    1998
Scudder Bond.................................................                10.83              11.29                198,874    2001
                                                                              9.94              10.83                 72,535    2000
                                                                             10.18               9.94                 27,938    1999
                                                                                10              10.18                  2,343    1998
Scudder Global Discovery.....................................                16.43              12.21                 53,405    2001
                                                                             17.60              16.43                 29,946    2000
                                                                             10.76              17.60                 10,302    1999
                                                                                10              10.76                      0    1998
Scudder Growth and Income....................................                10.61               9.27                 72,414    2001
                                                                             10.99              10.61                 72,202    2000
                                                                             10.51              10.99                 37,864    1999
                                                                                10              10.51                  1,708    1998
Scudder International........................................                12.19               8.31                 42,578    2001
                                                                             15.80              12.19                 42,270    2000
                                                                             10.37              15.80                 21,515    1999
                                                                                10              10.37                  5,932    1998
STI Capital Appreciation.....................................                10.22               9.54                 21,447    2001
                                                                             10.06              10.22                  7,230    2000
                                                                                10              10.06                  4,666    1999
STI International Equity.....................................                 9.99               8.13                  """""    2001
                                                                             10.50               9.99                      "    2000
                                                                                10              10.50                      "    1999
STI Value Income Stock.......................................                 9.39               9.15                 34,717    2001
                                                                              8.63               9.39                  1,640    2000
                                                                                10               8.63                    665    1999
Strong MidCap Growth II......................................                17.92              12.22                114,860    2001
                                                                             21.35              17.92                125,889    2000
                                                                             11.41              21.35                 36,267    1999
                                                                                10              11.41                  3,091    1998
Strong Opportunity II........................................                15.27              14.49                253,260    2001
                                                                             14.53              15.27                 79,800    2000
                                                                             10.93              14.53                 24,845    1999
                                                                                10              10.93                  1,370    1998
T. Rowe Price Equity Income..................................                12.27              12.27                397,546    2001
                                                                             11.02              12.27                148,784    2000
                                                                             10.78              11.02                 76,738    1999
                                                                                10              10.78                 13,978    1998
T. Rowe Price International Stock............................                11.46               8.79                 92,414    2001
                                                                             14.15              11.46                 75,690    2000
                                                                             10.77              14.15                 27,663    1999
                                                                                10              10.77                  5,160    1998
T. Rowe Price Mid-Cap Growth.................................                14.84              14.49                170,663    2001
                                                                             14.02              14.84                143,110    2000
                                                                             11.49              14.02                 96,322    1999
                                                                                10              11.49                 43,441    1998
T. Rowe Price New America Growth.............................                11.00               9.56                 25,250    2001
                                                                             12.49              11.00                 16,894    2000
                                                                             11.24              12.49                 21,505    1999
                                                                                10              11.24                  4,213    1998
-----------



     (1) Accumulation unit value: unit of measure used to calculate the value or a Contract Owner's interest in a Subaccount for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Administration Charge, and Administrative Expense Charge. The beginning value for 1998 reflects the Accumulation Unit Value as of August 17, 1998, the effective date of the Registration statement for this Contract.


     (2)  STI Classic Variable Trust Subaccounts were not available during 1998.

A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.


                            Accumulation Unit Values
                     Basic Policy plus Income Benefit Rider




                                                                Accumulation Unit  Accumulation Unit     Number of Units
                                                                Value(1) Beginning       Value        Outstanding at End of
Fund(2)                                                                                  Ending                Year           Year


Alger American Growth........................................                 8.17               7.09                 17,727    2001
                                                                             10.00               8.17                 11,665    2000
Alger American Income and Growth.............................                 9.29               7.83                 45,318    2001
                                                                             10.00               9.29                 32,923    2000
Alger American Leveraged AllCap..............................                 7.69               6.36                 31,328    2001
                                                                             10.00               7.69                 24,376    2000
Alger American MidCap Growth.................................                 9.45               8.69                 16,720    2001
                                                                             10.00               9.45                  3,811    2000
Alger American Small Capitalization..........................                 7.22               5.01                  5,455    2001
                                                                             10.00               7.22                      -    2000
Federated High Income Bond II................................                 9.20               9.18                 16,992    2001
                                                                             10.00               9.20                      -    2000
Federated U.S. Gov't Securities II...........................                10.62              11.18                  8,056    2001
                                                                             10.00              10.62                      -    2000
Federated Utility II.........................................                 9.15               7.77                  9,663    2001
                                                                             10.00               9.15                  1,066    2000
Fidelity Asset Manager.......................................                 9.60               9.06                  2,311    2001
                                                                             10.00               9.60                      -    2000
Fidelity Contrafund..........................................                 9.39               8.11                 19,604    2001
                                                                             10.00               9.39                  1,873    2000
Fidelity Equity-Income.......................................                11.05              10.34                 13,148    2001
                                                                             10.00              11.05                 29,062    2000
Fidelity Growth..............................................                 8.40               6.81                 11,192    2001
                                                                             10.00               8.40                  1,959    2000
Fidelity Index 500...........................................                 9.05               7.83                 59,994    2001
                                                                             10.00               9.05                 28,690    2000
Fidelity Money Market........................................                10.24              10.50                 12,384    2001
                                                                             10.00              10.24                      -    2000
Fidelity Overseas............................................                 8.45               6.56                  2,037    2001
                                                                             10.00               8.45                      -    2000
Janus Aspen Aggressive Growth................................                 6.66               3.97                 35,242    2001
                                                                             10.00               6.66                 23,498    2000
Janus Aspen Balanced.........................................                 9.63               9.03                103,921    2001
                                                                             10.00               9.63                 16,514    2000
Janus Aspen Flexible Income..................................                10.41              11.04                  7,300    2001
                                                                             10.00              10.41                      -    2000
Janus Aspen Growth...........................................                 8.33               6.17                 55,130    2001
                                                                             10.00               8.33                 13,838    2000
Janus Aspen Worldwide Growth.................................                 8.20               6.26                 46,011    2001
                                                                             10.00               8.20                 19,004    2000
MFS Emerging Growth..........................................                 8.16               5.34                 16,794    2001
                                                                             10.00               8.16                 13,552    2000
MFS Investors Trust..........................................                 9.85               8.15                  5,123    2001
                                                                             10.00               9.85                     10    2000
MFS New Discovery............................................                 8.97               8.39                 12,324    2001
                                                                             10.00               8.97                  3,618    2000
MFS Research.................................................                 8.88               6.88                 12,325    2001
                                                                             10.00               8.88                  1,514    2000
MFS Total Return.............................................                11.21              11.06                 10,171    2001
                                                                             10.00              11.21                  1,046    2000
Scudder Balanced.............................................                 9.65               8.92                  7,603    2001
                                                                             10.00               9.65                      -    2000
Scudder Bond.................................................                10.62              11.06                 10,551    2001
                                                                             10.00              10.62                      -    2000
Scudder Global Discovery.....................................                 9.13               6.77                  4,666    2001
                                                                             10.00               9.13                  1,262    2000
Scudder Growth and Income....................................                 9.60               8.38                  3,011    2001
                                                                             10.00               9.60                      -    2000
Scudder International........................................                 8.72               5.93                    931    2001
                                                                             10.00               8.72                      -    2000
STI Capital Appreciation.....................................                 9.64               8.98                  1,485    2001
                                                                             10.00               9.64                      -    2000
STI International Equity.....................................                 9.26               7.53                     ""    2001
                                                                             10.00               9.26                      "    2000
STI Value Income Stock.......................................                11.71              11.39                  2,903    2001
                                                                             10.00              11.71                      -    2000
Strong MidCap Growth.........................................                 8.06               5.49                 22,284    2001
                                                                             10.00               8.06                  9,131    2000
Strong Opportunity II........................................                10.16               9.63                 18,558    2001
                                                                             10.00              10.16                  1,374    2000
T. Rowe Price Equity Income..................................                11.53              11.51                  4,183    2001
                                                                             10.00              11.53                      -    2000
T. Rowe Price International Stock............................                 8.56               6.55                  9,777    2001
                                                                             10.00               8.56                      -    2000
T. Rowe Price Mid-Cap Growth.................................                10.07               9.82                  8,232    2001
                                                                             10.00              10.07                  5,856    2000
T. Rowe Price New America Growth.............................                 9.01               7.82                  1,426    2001
                                                                             10.00               9.01                      -    2000



-----------

         (1) Accumulation unit value: unit of measure used to calculate the value or a Contract Owner's interest in a Subaccount for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Administration Charge, and Administrative Expense Charge. The beginning value reflects the Accumulation Unit Value as of May 4, 2001, the effective date of the Supplement adding the rider for this Contract.

A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.

                            Accumulation Unit Values
            Basic Policy plus Death Benefit and Income Benefit Rider




                                                                Accumulation Unit  Accumulation Unit     Number of Units
                                                                Value(1) Beginning       Value        Outstanding at End of
Fund(2)                                                                                  Ending                Year           Year


Alger American Growth........................................                13.13              11.39                217,917    2001
                                                                             15.67              13.13                234,701    2000
                                                                             11.91              15.67                163,349    1999
                                                                                10              11.91                  4,543    1998
Alger American Income and Growth.............................                15.62              13.16                119,834    2001
                                                                             16.08              15.62                133,128    2000
                                                                             11.48              16.08                 60,143    1999
                                                                                10              11.48                    287    1998
Alger American Leveraged AllCap..............................                16.56              13.70                210,378    2001
                                                                             22.40              16.56                231,238    2000
                                                                             12.79              22.40                119,956    1999
                                                                                10              12.79                    273    1998
Alger American MidCap Growth.................................                16.13              14.83                103,777    2001
                                                                             15.02              16.13                140,848    2000
                                                                             11.58              15.02                 29,209    1999
                                                                                10              11.58                    266    1998
Alger American Small Capitalization..........................                11.41               7.91                188,770    2001
                                                                             15.93              11.41                 86,794    2000
                                                                             11.30              15.93                 28,480    1999
                                                                                10              11.30                  2,840    1998
Federated High Income Bond II................................                 8.85               8.83                 48,327    2001
                                                                              9.89               8.85                 45,228    2000
                                                                              9.83               9.89                 33,644    1999
                                                                                10               9.83                 10,770    1998
Federated U.S. Gov't Securities II...........................                10.94              11.52                215,701    2001
                                                                             10.02              10.94                116,508    2000
                                                                             10.25              10.02                 64,811    1999
                                                                                10              10.25                  9,297    1998
Federated Utility II.........................................                 9.96               8.45                 28,263    2001
                                                                             11.12               9.96                 25,605    2000
                                                                             11.12              11.12                 24,931    1999
                                                                                10              11.12                  7,862    1998
Fidelity Asset Manager.......................................                11.14              10.51                 35,309    2001
                                                                             11.79              11.14                 29,654    2000
                                                                             10.79              11.79                 17,720    1999
                                                                                10              10.79                    292    1998
Fidelity Contrafund..........................................                12.84              11.09                197,969    2001
                                                                             13.98              12.84                205,850    2000
                                                                             11.44              13.98                107,737    1999
                                                                                10              11.44                  5,053    1998
Fidelity Equity-Income.......................................                12.06              11.28                232,958    2001
                                                                             11.31              12.06                177,529    2000
                                                                             10.82              11.31                105,296    1999
                                                                                10              10.82                  4,535    1998
Fidelity Growth..............................................                13.74              11.13                205,086    2001
                                                                             15.69              13.74                235,989    2000
                                                                             11.61              15.69                137,301    1999
                                                                                10              11.61                  2,503    1998
Fidelity Index 500...........................................                12.00              10.37                556,856    2001
                                                                             13.45              12.00                805,200    2000
                                                                             11.35              13.45                623,829    1999
                                                                                10              11.35                 18,374    1998
Fidelity Money Market........................................                10.96              11.23                203,954    2001
                                                                             10.48              10.96                238,757    2000
                                                                             10.13              10.48                276,322    1999
                                                                                10              10.13                 27,065    1998
Fidelity Overseas............................................                11.70               9.07                 30,189    2001
                                                                             14.71              11.70                 34,023    2000
                                                                             10.48              14.71                  9,578    1999
                                                                                10              10.48                      0    1998
Janus Aspen Aggressive Growth................................                18.22              10.85                323,876    2001
                                                                             27.17              18.22                364,334    2000
                                                                             12.25              27.17                 98,325    1999
                                                                                10              12.25                    788    1998
Janus Aspen Balanced.........................................                13.99              13.11                201,771    2001
                                                                             14.55              13.99                240,082    2000
                                                                             11.67              14.55                128,056    1999
                                                                                10              11.67                 11,145    1998
Janus Aspen Flexible Income..................................                10.69              11.33                114,184    2001
                                                                             10.23              10.69                 40,209    2000
                                                                             10.24              10.23                 27,217    1999
                                                                                10              10.24                  9,165    1998
Janus Aspen Growth...........................................                14.09              10.43                537,228    2001
                                                                             16.77              14.09                567,172    2000
                                                                             11.84              16.77                258,055    1999
                                                                                10              11.84                  7,219    1998
Janus Aspen Worldwide Growth.................................                14.31              10.92                554,236    2001
                                                                             17.26              14.31                503,290    2000
                                                                             10.67              17.26                193,058    1999
                                                                                10              10.67                 10,553    1998
MFS Emerging Growth..........................................                16.13              10.55                206,482    2001
                                                                             20.39              16.13                172,478    2000
                                                                             11.73              20.39                 62,647    1999
                                                                                10              11.73                    733    1998
MFS Investors Trust..........................................                11.52               9.53                 91,075    2001
                                                                             11.73              11.52                 78,791    2000
                                                                             11.18              11.73                 52,396    1999
                                                                                10              11.18                  3,420    1998
MFS New Discovery............................................                18.64              17.41                 84,600    2001
                                                                             19.37              18.64                 79,016    2000
                                                                             11.34              19.34                  4,834    1999
                                                                                10              11.34                      0    1998
MFS Research.................................................                12.63               9.78                 90,279    2001
                                                                             13.49              12.63                 74,482    2000
                                                                             11.06              13.49                 29,595    1999
                                                                                10              11.06                  1,499    1998
MFS Total Return.............................................                12.26              12.09                 60,314    2001
                                                                             10.74              12.26                 42,639    2000
                                                                             10.59              10.74                 27,465    1999
                                                                                10              10.59                  3,925    1998
Scudder Balanced.............................................                12.05              11.13                 39,703    2001
                                                                             12.50              12.05                 30,692    2000
                                                                             11.02              12.50                 27,978    1999
                                                                                10              11.02                  4,684    1998
Scudder Bond.................................................                10.78              11.21                113,145    2001
                                                                              9.91              10.78                 27,221    2000
                                                                             10.17               9.91                 10,792    1999
                                                                                10              10.17                  2,883    1998
Scudder Global Discovery.....................................                16.35              12.13                 49,746    2001
                                                                             17.55              16.35                 49,737    2000
                                                                             10.75              17.55                 13,686    1999
                                                                                10              10.75                    203    1998
Scudder Growth and Income....................................                10.56               9.21                 27,230    2001
                                                                             10.96              10.56                 25,081    2000
                                                                             10.51              10.96                 15,890    1999
                                                                                10              10.51                    702    1998
Scudder International........................................                12.13               8.25                 52,239    2001
                                                                             15.75              12.13                 50,845    2000
                                                                             10.37              15.75                  9,617    1999
                                                                                10              10.37                  2,877    1998
STI Capital Appreciation.....................................                10.19               9.49                      -    2001
                                                                             10.05              10.19                      -    2000
                                                                                10              10.05                    353    1999
STI International Equity.....................................                 9.96               8.09                  8,699    2001
                                                                             10.48               9.96                      -    2000
                                                                                10              10.48                      0    1999
STI Value Income Stock.......................................                 9.36               9.10                 68,339    2001
                                                                              8.61               9.36                 26,173    2000
                                                                                10               8.61                      0    1999
Strong MidCap Growth II......................................                17.83              12.14                 73,167    2001
                                                                             21.29              17.83                 83,687    2000
                                                                             11.40              21.29                 12,658    1999
                                                                                10              11.40                      0    1998
Strong Opportunity II........................................                15.19              14.39                 78,577    2001
                                                                             14.49              15.19                 54,610    2000
                                                                             10.92              14.49                  7,846    1999
                                                                                10              10.92                    191    1998
T. Rowe Price Equity Income..................................                12.22              12.19                156,026    2001
                                                                             10.99              12.22                 76,993    2000
                                                                             10.77              10.99                 31,694    1999
                                                                                10              10.77                    687    1998
T. Rowe Price International Stock............................                11.41               8.73                 25,668    2001
                                                                             14.11              11.41                 27,962    2000
                                                                             10.76              14.11                  5,012    1999
                                                                                10              10.76                      0    1998
T. Rowe Price Mid-Cap Growth.................................                14.77              14.39                 50,183    2001
                                                                             13.98              14.77                 32,000    2000
                                                                             11.49              13.98                 12,775    1999
                                                                                10              11.49                      0    1998
T. Rowe Price New America Growth.............................                10.95               9.49                 17,653    2001
                                                                             12.46              10.95                 23,411    2000
                                                                             11.23              12.46                  6,584    1999
                                                                                10              11.23                      0    1998



-----------

         (1) Accumulation Unit Value: unit of measure used to calculate the value of a Contract Owner's interest in a Subaccount for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Administration Charge, and Administrative Expense Charge. The beginning value for 1998 reflects the Accumulation Unit Value as of August 17, 1998, the effective date of the Registration statement for this contract.

(2)      STI Classic Variable Trust Subaccounts were not available during 1998.

A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.

                            Accumulation Unit Values
           Basic Policy plus Death Benefit and Income Benefit Rider II




                                                                Accumulation Unit  Accumulation Unit     Number of Units
                                                                Value(1) Beginning       Value        Outstanding at End of
Fund(2)                                                                                  Ending                Year           Year


Alger American Growth........................................                 8.16               7.07                 97,242    2001
                                                                             10.00               8.16                 11,130    2000
Alger American Income and Growth.............................                 9.28               7.81                 92,660    2001
                                                                             10.00               9.28                 32,338    2000
Alger American Leveraged AllCap..............................                 7.68               6.34                136,468    2001
                                                                             10.00               7.68                 62,468    2000
Alger American MidCap Growth.................................                 9.44               8.67                107,872    2001
                                                                             10.00               9.44                123,576    2000
Alger American Small Capitalization..........................                 7.22               4.99                116,699    2001
                                                                             10.00               7.22                  5,134    2000
Federated High Income Bond II................................                 9.19               9.15                 52,109    2001
                                                                             10.00               9.19                    597    2000
Federated U.S. Gov't Securities II...........................                10.61              11.15                 69,662    2001
                                                                             10.00              10.61                    230    2000
Federated Utility II.........................................                 9.14               7.74                  1,970    2001
                                                                             10.00               9.14                    689    2000
Fidelity Asset Manager.......................................                 9.59               9.03                 33,474    2001
                                                                             10.00               9.59                    299    2000
Fidelity Contrafund..........................................                 9.38               8.08                104,405    2001
                                                                             10.00               9.38                 19,089    2000
Fidelity Equity-Income.......................................                11.04              10.30                 75,559    2001
                                                                             10.00              11.04                  4,932    2000
Fidelity Growth..............................................                 8.39               6.79                 98,555    2001
                                                                             10.00               8.39                 52,890    2000
Fidelity Index 500...........................................                 9.04               7.80                312,663    2001
                                                                             10.00               9.04                102,744    2000
Fidelity Money Market........................................                10.23              10.47                140,649    2001
                                                                             10.00              10.23                 30,553    2000
Fidelity Overseas............................................                 8.44               6.54                 58,855    2001
                                                                             10.00               8.44                  6,868    2000
Janus Aspen Aggressive Growth................................                 6.65               3.96                266,218    2001
                                                                             10.00               6.65                272,048    2000
Janus Aspen Balanced.........................................                 9.62               9.00                199,196    2001
                                                                             10.00               9.62                 43,584    2000
Janus Aspen Flexible Income..................................                10.40              11.01                104,700    2001
                                                                             10.00              10.40                     25    2000
Janus Aspen Growth...........................................                 8.32               6.15                116,481    2001
                                                                             10.00               8.32                 98,273    2000
Janus Aspen Worldwide Growth.................................                 8.19               6.24                167,331    2001
                                                                             10.00               8.19                 66,346    2000
MFS Emerging Growth..........................................                 8.15               5.33                107,324    2001
                                                                             10.00               8.15                 66,991    2000
MFS Investors Trust..........................................                 9.85               8.13                 22,985    2001
                                                                             10.00               9.85                  3,223    2000
MFS New Discovery............................................                 8.97               8.36                118,208    2001
                                                                             10.00               8.97                113,237    2000
MFS Research.................................................                 8.87               6.86                 23,332    2001
                                                                             10.00               8.87                  6,208    2000
MFS Total Return.............................................                11.20              11.03                 60,889    2001
                                                                             10.00              11.20                  8,401    2000
Scudder Balanced.............................................                 9.64               8.90                 12,145    2001
                                                                             10.00               9.64                  1,208    2000
Scudder Bond.................................................                10.61              11.02                 60,002    2001
                                                                             10.00              10.61                  1,406    2000
Scudder Global Discovery.....................................                 9.12               6.75                 24,877    2001
                                                                             10.00               9.12                 11,777    2000
Scudder Growth and Income....................................                 9.59               8.35                 23,428    2001
                                                                             10.00               9.59                  3,100    2000
Scudder International........................................                 8.71               5.91                 18,248    2001
                                                                             10.00               8.71                  4,151    2000
STI Capital Appreciation.....................................                 9.63               8.95                  7,596    2001
                                                                             10.00               9.63                    903    2000
STI International Equity.....................................                 9.25               7.50                  """""    2001
                                                                             10.00               9.25                      "    2000
STI Value Income Stock.......................................                11.70              11.36                 18,026    2001
                                                                             10.00              11.70                  1,615    2000
Strong MidCap Growth.........................................                 8.05               5.47                127,720    2001
                                                                             10.00               8.05                110,602    2000
Strong Opportunity II........................................                10.15               9.60                117,620    2001
                                                                             10.00              10.15                  4,607    2000
T. Rowe Price Equity Income..................................                11.52              11.48                 47,501    2001
                                                                             10.00              11.52                    113    2000
T. Rowe Price International Stock............................                 8.55               6.53                 16,460    2001
                                                                             10.00               8.55                  5,575    2000
T. Rowe Price Mid-Cap Growth.................................                10.06               9.79                 82,744    2001
                                                                             10.00              10.06                  6,092    2000
T. Rowe Price New America Growth.............................                 9.01               7.80                 14,973    2001
                                                                             10.00               9.01                      -    2000



-----------

         (1) Accumulation unit value: unit of measure used to calculate the value or a Contract Owner's interest in a Subaccount for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Administration Charge, and Administrative Expense Charge. The beginning value reflects the Accumulation Unit Value as of May 4 ,2001, the effective date of the Supplement adding the rider for this Contract.


A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.

                                   APPENDIX B
                         PORTFOLIOS AND PERFORMANCE DATA



                                PERFORMANCE DATA



         From time to time the Separate Account may advertise the Fidelity Money Market Subaccount's "yield" and "effective yield." Both yield figures are based on historical earnings and are not intended to indicate future performance. The "yield" of the Fidelity Money Market Subaccount refers to the net income earned by the Subaccount over the seven-day period stated in the advertisement. This income is then "annualized." That is, the amount of income earned during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by the investment is assumed to be reinvested at the end of each seven-day period. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment. Neither the yield nor the effective yield takes into consideration the effect of any capital gains or losses that might have occurred during the seven day period, nor do they reflect the impact of any premium tax charge or Withdrawal Charges. The impact of other, recurring charges on both yield figures is, however, reflected in them to the same extent it would affect the yield (or effective yield) for a Contract of average size.

         In addition, the Separate Account may advertise an annualized 30-day (or one month) yield figure for Subaccounts other than the Fidelity Money Market Subaccount. These yield figures are based upon the actual performance of the Subaccount over a 30-day (or one month) period ending on a date specified in the advertisement. Like the money market yield data described above, the 30-day (or one month) yield data will reflect the effect of all recurring Contract charges, but will not reflect any Withdrawal Charges or premium tax charge. The yield figure is derived from net investment gain (or loss) over the period expressed as a fraction of the investment's value at the end of the period.

         The Separate Account may also advertise standardized and non-standardized "total return" data for its Subaccounts. Like the yield figures described above, total return figures are based on historical data and are not intended to indicate future performance. The standardized "total return" compares the value of a hypothetical investment made at the beginning of the period to the value of the same hypothetical investment at the end of the period. Standardized total return figures reflect the deduction of any Withdrawal Charge that would be imposed upon a complete redemption of the Contract at the end of the period. Recurring Contract charges are reflected in the standardized total return figures in the same manner as they are reflected in the yield data for Contracts funded through the Money Market Subaccount.

         In addition to the standardized "total return," the Separate Account may advertise non-standardized "total return." Non-standardized total return is calculated in a similar manner and for the same time periods as the standardized total return except that the Withdrawal Charge is not deducted. Further, we assumed an initial hypothetical investment of $30,000, because $30,000 is closer to the average Purchase Payment of a Contract which we expect to write. Standardized total return, on the other hand, assumes an initial hypothetical investment of $1,000.

         The Separate Account may also disclose yield and non-standardized total return for time periods before the date the Separate Account commenced operations. In this case, performance data for the Subaccounts is calculated based on the performance of the Portfolios and assumes that the Subaccounts existed during the same time period as the Portfolios, with recurring Contract charges equal to those currently assessed against the Subaccounts.

         Our advertisements may also compare the performance of our Subaccounts with: (a) certain unmanaged market indices, including but the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. Our advertisements also may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

         The Contract charges are described in more detail on page [ ]. We have described the computation of advertised performance data for the Separate Account in more detail beginning on page [ ] of the Statement of Additional Information.

                                   APPENDIX C

                    ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:                        $ 40,000.00
Guarantee Period:                        5 Years
Guaranteed Interest Rate:                5% Annual Effective Rate
5-year Treasury Rate at                  6%
    Time of Purchase Payment:


         The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after the Issue Date. The Market Value Adjustment operates in a similar manner for transfers, except that there is no free amount for transfers. No Withdrawal Charge applies to transfers.

         Assuming that the entire $40,000.00 Purchase Payment is allocated to the Guaranteed Maturity Fixed Account for the Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be $51,051.26. After one year, when the withdrawals occur in these examples, the Contract Value would be $42,000.00. We have assumed that no prior partial withdrawals or transfers have occurred.

         The Market Value Adjustment and the Withdrawal Charge only apply to the portion of a withdrawal that is greater than the Free Withdrawal Amount. Accordingly, the first step is to calculate the Free Withdrawal Amount.

         The Free Withdrawal Amount is equal to:

         (a)      the greater of:

o       earnings not previously withdrawn; or

o       15% of your total Purchase Payments in the most recent seven years; plus

         (b) an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.


         Here, (a) equals $6,000.00, because 15% of the total Purchase Payments in the most recent seven years ($6,000.00 = 15% x $40,000.00) is greater than the earnings not previously withdrawn ($2,000.00). (b) equals $0, because all of the Purchase Payments were made less than seven years age. Accordingly, the Free Withdrawal Amount is $6,000.00.


         The formula that we use to determine the amount of the Market Value Adjustment is:

                  .9 x (I - J) x N

         where: I = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding the beginning of the Guarantee Period;

                 J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and

                N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.

         We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant Guarantee Period. These examples also show the Withdrawal Charge (if any), which would be calculated separately from the Market Value Adjustment.

Example of a Downward Market Value Adjustment

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:

                  .9 x (.06 - .065) x 4 = -.0180

         The Market Value Adjustment is a reduction of $648.00 from the amount withdrawn:


                  - $648.00 = -.0180 x ($42,000.00 - $6,000.00)


         A Withdrawal Charge of 7% would be assessed against the Purchase Payments withdrawn that are less than seven years old and are not eligible for free withdrawal. Under the Contract, earnings are deemed to be withdrawn before Purchase Payments. Accordingly, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00).

         Therefore, the Withdrawal Charge would be:

                 $2,520.00 = 7% x (40,000.00 - $4,000.00)

         As a result, the net amount payable to you would be:

                 $38,832.00 = $42,000.00 - $648.00 - $2,520.00

Example of an Upward Market Value Adjustment

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year after the Purchase Payment, such that the five-year Treasury Rate is now 5.5%. Upon a withdrawal, the market value adjustment factor would be:

                 .9 x (.06 - .055) x 4 = .0180

         The Market Value Adjustment would increase the amount withdrawn by $648.00, as follows:

                 $648.00 = .0180 x ($42,000.00 - $6,000.00)

         As above, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00). Therefore, the Withdrawal Charge would be:

                 $2,520.00 = 7% x ($40,000.00 - $4,000.00)

         As a result, the net amount payable to you would be:

                 $40,128.00 = $42,000.00 + $648.00 - $2,520.00

Example of a Partial Withdrawal

If you request a partial withdrawal from a Guarantee Period, we can either (1) withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment and Withdrawal Charge. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.

         For example, if in the first example you wished to receive $20,000.00 as a partial withdrawal, the Market Value Adjustment and Withdrawal Charge would be calculated as follows:

           let:  AW =  the total amount to be withdrawn from your Contract Value

                 MVA = Market Value Adjustment

                 WC  = Withdrawal Charge

                 AW' = amount subject to Market Value Adjustment and Withdrawal
                       Charge


           Then        AW - $20,000.00 = WC - MVA

         Since neither the Market Value Adjustment nor the Withdrawal Charge apply to the free withdrawal amount, we can solve directly for the amount subject to the Market Value Adjustment and the Withdrawal Charge (i.e., AW'), which equals AW - $6,000.00. Then, AW = AW' + $6,000, and AW' + $6,000.00 -
$20,000.00 = WC - MVA.

                 MVA = - .018 x AW'


                 WC = .07 x AW'



          WC - MVA = .088AW'


                 AW' - $14,000.00 = .088AW'

                 AW' = $14,000.00 / (1 - .088) = $15,350.88


                 MVA = - .018 x $15,350.88 = - $276.32


                 WC = .07 x $15,350.88 = $1,074.56

         AW = Total amount withdrawn = $15,350.88 + $6,000.00 = $21,350.88

         You receive $20,000.00; the total amount subtracted from your contract is $21,350.88; the Market Value Adjustment is $276.32; and the Withdrawal Charge is $1,074.56. Your remaining Contract Value is $20,649.12.

         If, however, in the same example, you wished to withdraw $20,000.00 from your Contract Value and receive the adjusted amount, the calculations would be as follows:

           By definition, AW = total amount withdrawn from your Contract Value
                             = $20,000.00

                 AW' = amount that MVA & WC are applied to

                     = amount withdrawn in excess of Free Amount
                     = $20,000.00 - $6,000.00 = $14,000.00


                 MVA = - .018 x $14,000.00 = - $252.00


                 WC = .07 x $14,000.00 = $980.00

         You would receive $20,000.00 - $252.00 - $980.00 = $18,768.00; the total amount subtracted from your Contract Value is $20,000.00. Your remaining Contract Value would be $22,000.00.

Example of Free Withdrawal Amount

Assume that in the foregoing example, after four years $8,620.25 in interest had been credited and that the Contract Value in the Fixed Account equaled $48,620.25. In this example, if no prior withdrawals have been made, you could withdraw up to $8,620.25 without incurring a Market Value Adjustment or a Withdrawal Charge. The Free Withdrawal Amount would be $8,620.25, because the interest credited ($8,620.25) is greater than 15% of the Total Purchase Payments in the most recent seven years ($40,000.00 x .15 = $6,000.00).



                                   PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

      Item 14.  Other Expenses of issuance and Distribution.


      Pursuant to Item 511 of Regulation S-K, the Registrant hereby represents that the following expenses totaling approximately $ 31,000.00 will be incurred or are anticipated to be incurred in connection with the issuance and distribution of the securities to be registered: registration fees - $0.00; cost of printing and engraving - $ 25,000.00 (approximate); legal fees - $ 5,000.00 (approximate), and accounting fees - $ 1,000.00 (approximate). All amounts are estimated, for the period ending May 1, 2002 for the continuous offering of shares, but are not deducted from proceeds..


      Item 15.  Indemnification of Directors and Officers

      The Articles of Incorporation of Lincoln Benefit Life Company (Depositor) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

      The By-Laws of ALFS, Inc. (Distributor) provide that the corporation will indemnify a director, officer, employee or agent of the corporation to the full extent of Delaware law. In general, Delaware law provides that a corporation may indemnify a director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement if that individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made for expenses, including attorney's fees, if the person shall have been judged to be liable to the corporation unless a court determines such person is entitled to such indemnity. Expenses incurred by such individual in defending any action or proceeding may be advanced by the corporation so long as the individual agrees to repay the corporation if it is later determined that he or she is not entitled to such indemnification.

      Under the terms of the form of Underwriting Agreement, the Depositor agrees to indemnify the Distributor for any liability that the latter may incur to a Contract owner or party-in-interest under a Contract, (a) arising out of any act or omission in the course of or in connection with rendering services under such Agreement, or (b) arising out of the purchase, retention or surrender of a Contract; provided that the Depositor will not indemnify the Distributor for any such liability that results from the latter's willful misfeasance, bad faith or grow negligence, or from the reckless disregard by the latter of its duties and obligations under the Underwriting Agreement.

      Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





      Item 16.  Exhibits



            Exh. No.    Description
               1        Form of Principal Underwriting Agreement*
             3(a)       Articles of Incorporation**
             3(b)       Bylaws**
             4(a)       Form of Variable Annuity Contract***
             4(b)       Form of Application***
               5        Opinion and Consent of Counsel regarding
      legality*****
              21        Subsidiaries of Registrant - Not Applicable
            23(a)       Consent of Deloitte & Touche LLP,
      Independent Auditors
            23(b)       Consent of Attorneys
              27        Financial Data Schedule****

      -------------------------------------------------
      *     Incorporated herein by reference to Post-Effective
      Amendment to the Registration Statement on Form N-4 for
      Lincoln Benefit Life Variable Annuity Account (File No.
      333-50545, 811-07924) filed January 22, 1999

      **    Incorporated herein by reference to the Registration
      Statement on Form S-6 for the Lincoln Benefit Life Variable
      Life Account (File No. 333-47717) filed March 11, 1998

      ***   Incorporated herein by reference to the Registration
      Statement on Form N-4 for Lincoln Benefit Life Variable
      Annuity Account (File No. 333-50545, 811-07924) filed April
      22, 1998

      **** Incorporated herein by reference to the Registrant's Form 10-K filed March 29, 2002.

      ***** Incorporated herein by reference to Post-Effective
      Amendment No. 2 to Form S-1 on Form S-3 for Lincoln Benefit
      Life Variable Annuity Account (File No. 333-59765) filed April
      21, 2000.


      Item 17.  Undertakings.

            (a)  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by section
      10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liabilities under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted in directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES


      As required by the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln and State of Nebraska on the 25th day of April 2002.


                              LINCOLN BENEFIT LIFE COMPANY (Registrant)

                              By:         /s/ B. Eugene Wraith
                                   -------------------------------------------
                                          B. Eugene Wraith
                                    President and Chief Operating Officer


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following directors and principal officers of Lincoln Benefit Life Company in the capacities indicated on the 25th day of April 2002.


Name                                    Title                                                   Date



/s/ B. Eugene Wraith
-------------------------------       Director, President and Chief Operating Officer            April 25, 2002
B. Eugene Wraith
(Principal Executive Officer)



/s/ Samuel H. Pilch
------------------------------        Group Vice President and Controller                        April 25, 2002
Samuel H. Pilch
(Principal Accounting Officer)



/s/ James P. Zils
-----------------------------         Treasurer                                                  April 25, 2002
James P. Zils
(Principal Financial Officer)



/s/ Lawrence W. Dahl
----------------------------          Director, Executive Vice President                         April 25, 2002
Lawrence W. Dahl



/s/ Margaret G. Dyer
----------------------------          Director                                                   April 25, 2002
Margaret G. Dyer



/s/ Marla G. Friedman
----------------------------          Director                                                   April 25, 2002
Marla G. Friedman



/s/ Douglas F. Gaer
----------------------------          Director, Executive Vice President                         April 25, 2002
Douglas F. Gaer



/s/ John C. Lounds
----------------------------          Director                                                   April 25, 2002
John C. Lounds



/s/ J. Kevin McCarthy
----------------------------          Director                                                   April 25, 2002
J. Kevin McCarthy



/s/ Steven E. Shebik
----------------------------          Director                                                   April 25, 2002
Steven E. Shebik



/s/ Michael J. Velotta
----------------------------          Director, Senior Vice President,
Michael J. Velotta                          General Counsel and Secretary                        April 25, 2002



/s/ Thomas J. Wilson, II
----------------------------          Director, Chairman of the Board and
Thomas J. Wilson, II                        Chief Executive Officer                              April 25, 2002


                                   EXHIBITS


      Exhibit No. Description
          23(a)         Consent of Independent Auditors'
          23(b)         Consent of Attorneys